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                                                                    EXHIBIT 10.4



                            ASSET PURCHASE AGREEMENT


                               DATED MAY 14, 1998


                                     BETWEEN


                                 CABLE ONE, INC.


                                       AND


                        BLACK CREEK COMMUNICATIONS, INC.


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                                TABLE OF CONTENTS


ARTICLE 1         CERTAIN DEFINITIONS........................................  1

ARTICLE 2         PURCHASE AND SALE..........................................  6
Section 2.1       Covenant of Purchase and Sale; Assets......................  6
Section 2.2       Excluded Assets............................................  7
Section 2.3       Assumed and Retained Obligations and Liabilities...........  9
Section 2.4       Purchase Price............................................. 10
Section 2.5       Current Items Amount....................................... 10
Section 2.6       Calculation of Current Items Amount........................ 11

ARTICLE 3         RELATED MATTERS............................................ 12
Section 3.1       HSR Act Compliance......................................... 12
Section 3.2       Noncompetition Agreement................................... 13
Section 3.3       Bulk Sales................................................. 13
Section 3.4       Use of Names and Logos..................................... 13
Section 3.5       Transfer Taxes and Filing Fees............................. 13
Section 3.6       Allocation of Purchase Price............................... 13

ARTICLE 4         BUYER'S REPRESENTATIONS AND WARRANTIES..................... 14
Section 4.1       Organization of Buyer...................................... 14
Section 4.2       Authority.................................................. 14
Section 4.3       No Conflict; Consents...................................... 14
Section 4.4       Litigation................................................. 14
Section 4.5       Finders and Brokers........................................ 15
Section 4.6       Taxpayer Identification Number............................. 15
Section 4.7       Financing.................................................. 15
Section 4.8       Qualification.............................................. 15
Section 4.9       Buyer's Investigation...................................... 15

ARTICLE 5         SELLER'S REPRESENTATIONS AND WARRANTIES.................... 15
Section 5.1       Organization and Qualification of Seller................... 15
Section 5.2       Authority.................................................. 16
Section 5.3       No Conflict; Consents...................................... 16
Section 5.4       Title to Assets; Sufficiency............................... 16
Section 5.5       Franchises, Licenses, and Contracts........................ 16
Section 5.6       Employee Benefits.......................................... 17
Section 5.7       Employees.................................................. 17
Section 5.8       Litigation................................................. 18
Section 5.9       Tax Returns; Other Reports................................. 18
Section 5.10      Compliance with Legal Requirements......................... 18
Section 5.11      System Information......................................... 19


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

Section 5.12      Environmental Matters......................................................................... 20
Section 5.13      Financial and Operational Information......................................................... 21
Section 5.14      No Adverse Change............................................................................. 22
Section 5.15      Finders and Brokers........................................................................... 22
Section 5.16      Taxpayer Identification Number................................................................ 22
Section 5.17      Intangibles................................................................................... 22
Section 5.18      Accounts Receivable........................................................................... 22
Section 5.19      Bonds; Letters of Credit; Certificates of Insurance........................................... 22
Section 5.20      Rights in Assets.............................................................................. 22
Section 5.21      Books and Records............................................................................. 22
Section 5.22      Subscriber Count.............................................................................. 23

ARTICLE 6         COVENANTS..................................................................................... 23
Section 6.1       Affirmative Covenants......................................................................... 23
Section 6.2       FCC Approval.................................................................................. 24
Section 6.3       Employee Matters.............................................................................. 24
Section 6.4       Certain Negative Covenants of Seller.......................................................... 25
Section 6.5       Title Insurance............................................................................... 26
Section 6.6       Confidentiality............................................................................... 26
Section 6.7       Supplements to Schedules...................................................................... 26
Section 6.8       Notification of Certain Matters............................................................... 28
Section 6.9       Commercially Reasonable Efforts............................................................... 28
Section 6.10      Subscriber Billing Services................................................................... 28
Section 6.11      Closing Date Financial Statements............................................................. 28
Section 6.12      Leased Vehicles; Other Capital Leases......................................................... 28
Section 6.13      Duty of Good Faith and Fair Dealing........................................................... 29
Section 6.14      Franchise Renewals............................................................................ 29

ARTICLE 7         CONDITIONS PRECEDENT.......................................................................... 29
Section 7.1       Conditions to Buyer's Obligations............................................................. 29
Section 7.2       Conditions to Seller's Obligations............................................................ 31

ARTICLE 8         CLOSING....................................................................................... 32
Section 8.1       Closing; Time and Place....................................................................... 32
Section 8.2       Seller's Obligations.......................................................................... 33
Section 8.3       Buyer's Obligations........................................................................... 34

ARTICLE 9         TERMINATION................................................................................... 36
Section 9.1       Termination Events............................................................................ 36
Section 9.2       Effect of Termination......................................................................... 36

ARTICLE 10        REMEDIES...................................................................................... 36
Section 10.1      Specific Performance; Remedies Cumulative..................................................... 36
Section 10.2      Attorneys' Fees............................................................................... 37



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

ARTICLE 11         INDEMNIFICATION.............................................................................. 37
Section 11.1       Indemnification by Seller.................................................................... 37
Section 11.2       Indemnification by Buyer..................................................................... 37
Section 11.3       Indemnified Third Party Claim................................................................ 38
Section 11.4       Determination of Indemnification Amounts and Related Matters................................. 39
Section 11.5       Time and Manner of Certain Claims............................................................ 39
Section 11.6       Other Indemnification........................................................................ 39

ARTICLE 12         RETAINED FRANCHISES.......................................................................... 40
Section 12.1       Retained Franchises.......................................................................... 40

ARTICLE 13         MISCELLANEOUS................................................................................ 42
Section 13.1       Expenses..................................................................................... 42
Section 13.2       Brokerage.................................................................................... 42
Section 13.3       Waivers...................................................................................... 42
Section 13.4       Notices...................................................................................... 42
Section 13.5       Entire Agreement; Amendments................................................................. 44
Section 13.6       Binding Effect; Benefits..................................................................... 44
Section 13.7       Headings, Schedules, and Exhibits............................................................ 44
Section 13.8       Counterparts................................................................................. 44
Section 13.9       Publicity.................................................................................... 44
Section 13.10      Governing Law................................................................................ 45
Section 13.11      Third Parties; Joint Ventures................................................................ 45
Section 13.12      Construction................................................................................. 45
Section 13.13      Risk of Loss................................................................................. 45
Section 13.14      Late Payments................................................................................ 46


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                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of May 14, 1998 by and between Cable One, Inc., a Delaware corporation ("Seller"), and Black Creek Communications, Inc., a Delaware corporation ("Buyer").

                                    RECITALS

         A. Seller owns and operates cable television systems which are franchised or hold other operating authority in and around the communities listed on Attachment A (the "Systems").

         B. Seller is willing to convey to Buyer, and Buyer is willing to purchase from Seller, all of the assets comprising the Systems other than the Excluded Assets (as hereinafter defined), upon the terms and conditions set forth in this Agreement.


                                   AGREEMENTS

         In consideration of the mutual covenants and promises set forth herein, Buyer and Seller agree as follows:


                                    ARTICLE 1
                               CERTAIN DEFINITIONS

         As used in this Agreement, the following terms, whether in singular or plural forms, shall have the following meanings:

         "Agreement" means this Asset Purchase Agreement.

         "Allocation" has the meaning given in Section 3.6.

         "Antitrust Division" means the Antitrust Division of the United States Department of Justice.

         "Appraisal" has the meaning given in Section 3.6.

         "Appraiser" has the meaning given in Section 3.6.

         "Assets" has the meaning given in Section 2.1.

         "Assumed Obligations and Liabilities" has the meaning given in Section 2.3.

         "Basic Cable" means the lowest tier of service currently being subscribed to by a subscriber of the Systems.



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         "Basic Subscriber" shall mean the number derived as of any date for each System, without duplication, equal to the aggregate of all of the following which are receiving Basic Cable ("Basic Services") provided by the Systems: (a) private residential customer accounts that are billed by individual unit at a rate not less than the regular rate shown for Basic Cable on Schedule 5.11 (regardless of whether such accounts are in single family homes or in individually billed units in apartment houses and other multi-unit buildings), each of which shall be counted as one "Basic Subscriber"; and (b) all commercial, bulk-billed and other accounts not billed by individual unit, such as hotels, motels, apartment houses, condominiums, cooperatives or other multi-family buildings, hospitals, prisons, and health centers, provided that the number of "Basic Subscribers" serviced by each such account shall be deemed to be an amount equal to the quotient of (x) the aggregate monthly Basic Services revenue derived by that System from such accounts (excluding charges for taxes, installation fees and other non-recurring items, and charges for converter rental, remote control devices and other like charges for equipment); provided that in no event shall such billings include more than a single month's charges for any such single bulk and commercial account, in each case for the last calendar month preceding the date of determination, divided by (y) the full monthly price (without discount) for Basic Services (excluding charges for taxes, installation fees and other non-recurring items, and charges for converter rental, remote control devices and other like charges for equipment) charged by that System to private residential customer accounts billed by individual unit. Notwithstanding the foregoing, the term "Basic Subscriber" shall not include (i) any commercial, residential or other subscriber, or any billings to any of them, who is more than 60 days delinquent from the payment due date on $5 dollars or more (excluding late fees), (ii) all subscribers and all billings to any subscriber whose service is pending disconnection for any reason, (iii) all subscribers and all billings to any subscribers who would be pending disconnection under the Seller's disconnection policies but for the Seller having written off or forgiven any past due amount (other than late fees) in excess of $25.00 at any time within 30 days prior to the Closing Date, (iv) all subscribers and all billings to any subscriber who has not paid at least one full month's payment for Basic Services and all installation charges owed and due, and (v) all subscribers and all billings to any subscriber who was solicited within 60 days prior to the Closing Date to purchase such services by any non-standard promotion or by offer of a discount other than those promotions that are listed on Schedule 6.1.

         "Bill of Sale" has the meaning given in Section 8.2(a).

         "Cable Act" means Title VI of the Communications Act of 1934, as amended, 47 U.S.C. ss.ss. 151 et. seq., and all other provisions of the Cable Communications Policy Act of 1984, Pub. L. No. 98-549, and the Cable Television Consumer Protection and Competition Act of 1992, Pub. L. No. 102-385, as such statutes may be amended from time to time, and the rules and regulations promulgated thereunder.

         "CATV" means Community Antenna Television.

         "CLI" means the Cumulative Leakage Index.




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         "Closing" has the meaning given in Section 8.1.

         "Closing Date" has the meaning given in Section 8.1

         "Closing Time" means 11:59 p.m. Central time on the Closing Date.

         "Code" shall mean the Internal Revenue Code of 1986, as amended and the regulations thereunder, or any subsequent legislative enactment thereof, as in effect from time to time.

         "Communications Act" means the Communications Act of 1934, as amended.

         "Contracts" has the meaning given in Section 2.1.

         "Copyright Act" means the Copyright Act of 1976, as amended.

         "Current Items Amount" has the meaning given in Section 2.5.

         "Eligible Accounts Receivable" has the meaning given in Section 2.5.

         "Employee Benefit Plan" means any pension, retirement, profit-sharing, deferred compensation, vacation, severance, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in Section 3(3) of ERISA to which Seller contributes or which Seller sponsors or maintains, or by which Seller is otherwise bound.

         "ERISA" has the meaning given in Section 5.6.

         "Excluded Assets" has the meaning given in Section 2.2.

         "Expenses" has the meaning given in Section 2.5.

         "FAA" means the Federal Aviation Administration.

         "FCC" means the Federal Communications Commission.

         "FTC" means the Federal Trade Commission.

         "Final Adjustment Certificate" has the meaning given in Section 2.6.

         "Franchise Renewals" has the meaning given in Section 7.1(p)

         "Franchises" has the meaning given in Section 2.1.




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         "Governmental Authority" means the United States of America, any state, commonwealth, territory, or possession thereof, and any political subdivision or quasi-governmental authority of any of the same.

         "Hazardous Substances" has the meaning given in Section 5.12(d).

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Indemnitee" has the meaning given in Section 11.3.

         "Indemnitor" has the meaning given in Section 11.3.

         "Judgment" means any judgment, writ, order, injunction, award, or decree of any court, judge, justice or magistrate, the FCC or any other Governmental Authority.

         "Leased Real Property" has the meaning given in Section 2.1.

         "Legal Requirements" means applicable common law and any statute, ordinance, code or other law, rule, regulation, or order enacted, adopted or promulgated by any Governmental Authority, including, without limitation, Judgments and the Franchises.

         "Licenses" has the meaning given in Section 2.1.

         "Lien" means any security agreement, financing statement filed with any Governmental Authority, conditional sale or other title retention agreement, any lease, consignment or bailment given for purposes of security, any lien, security interest, mortgage, indenture, pledge, option, encumbrance, adverse interest, constructive trust or other trust, claim, attachment, exception to or defect in title or ownership interest (including but not limited to, reservations, rights of entry, rights of first refusal, possibilities of reverter, encroachments, easements, right of way, restrictive covenants, leases, and licenses) of any kind, which otherwise constitutes an interest in or claim against property or which affects marketability, whether arising pursuant to any Legal Requirement, under any Contract or otherwise.

         "Litigation" means any claim, action, suit, proceeding, arbitration, investigation, hearing, or other similar activity or procedure that could result in a Judgment.

         "Losses" means any claims, losses, liabilities, damages, penalties, costs, and expenses, including, without limitation, reasonable counsel fees and costs and expenses incurred in the investigation, defense or settlement of any claims covered by the indemnification, provided for in Article 11 hereof, but shall in no event include incidental or consequential damages.

         "Marcus Purchase Agreement" means the Asset Purchase Agreement, dated March 30, 1998, between Seller and Marcus Cable Partners, L.P., and the transactions contemplated thereby.



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         "Noncompetition Agreement" has the meaning given in Section 3.3.

         "Outside Closing Date" has the meaning given in Section 8.1.

         "Owned Real Property" has the meaning given in Section 2.1.

         "Pay TV" means premium programming services selected by and sold to subscribers on a per-channel or per-program basis.

         "Permitted Lien" means (i) liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings; (ii) rights reserved to any Governmental Authority to regulate the affected property; (iii) as to leased Assets, interests of the lessors thereof and Liens affecting the interests of the lessors thereof; (iv) inchoate materialmen's, mechanics', workmen's, repairmen's or other like liens arising in the ordinary course of business; (v) any Liens to be released at or prior to Closing as described on
Schedule 5.4; and (vi) as to any parcel of Owned Real Property or Leased Real Property, any Liens that do not, in any material respect, individually or in the aggregate, impair the use thereof as it is currently being used by Seller in the ordinary course of the business or render title thereto unmerchantable or uninsurable.

         "Person" means any natural person, Governmental Authority, corporation, general or limited partnership, joint venture, trust, association, limited liability company, or unincorporated entity of any kind.

         "Pole Attachment Agreements" means pole attachment authorizations and agreements held by Seller that relate to a System and were granted by a public utility, electric cooperative or similar utility, municipality or other Governmental Authority.

         "Prime Rate" has the meaning given in Section 13.14.

         "Purchase Price" has the meaning given in Section 2.4.

         "Qualified Intermediary" has the meaning given to it in the rules and regulations promulgated pursuant to Section 1031 of the Code.

         "Retained Employees" has the meaning given in Section 5.7(f).

         "Retained Franchises" has the meaning given in Section 12.1(a).

         "Retained Franchises Escrow Agreement" has the meaning given in Section 12.1.(d).

         "Retained Franchises Services Agreement" has the meaning given in
Section 12.1(e).

         "Retained Franchises Transfer Agreement" has the meaning given in
Section 12.1(e).



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         "Systems" has the meaning given in Recital A.

         "Taxes" means all levies and assessments imposed by any Governmental Authority, including but not limited to income, sales, use, ad valorem, value added, franchise, severance, net or gross proceeds, withholding, payroll, employment, excise or property taxes, and interest, penalties and other government charges with respect thereto.

         "Tier Cable" means the cable television services, other than Basic Cable, described on Schedule 5.11.

                                    ARTICLE 2
                                PURCHASE AND SALE

         SECTION 2.1 COVENANT OF PURCHASE AND SALE; ASSETS. Subject to the terms and conditions set forth in this Agreement, at Closing Seller shall sell, convey, assign, and transfer to Buyer, and Buyer shall acquire from Seller, for the Purchase Price, free and clear of all Liens (except for Permitted Liens), all right, title and interest of Seller in all of the assets, properties, real and personal, tangible and intangible, used, owned or leased by Seller in the operation of the Systems, or in which Seller acquires any right, title or interest, in any instance primarily with respect to the Systems, on or before the Closing Time as the same shall exist on the Closing Date (the "Assets"), including, without limitation, the following:

                  (a) Tangible Personal Property. All tangible personal property of the Systems, including but not limited to towers, tower equipment, antennae, above-ground and underground cable, distribution systems, headend equipment, headend amplifiers, line amplifiers, feeder line cable, distribution plant, programming signal decoders for each satellite service which scrambles its signal, housedrops, including disconnected housedrops, remote controls and other subscriber devices, utility poles (if owned by Seller), local origination equipment, vehicles and trailers, microwave equipment, converters, testing equipment, office equipment, furniture, fixtures, supplies, inventory, and other physical assets, including but not limited to the items described on Schedule 2.1(a).

                  (b) Real Property. All interests in the Systems' real property, including all improvements thereon owned by Seller, described on Schedule 2.1(b), owned by Seller ("Owned Real Property") or leased by Seller ("Leased Real Property").

                  (c) Franchises. All of the existing governmental authorizations for construction, maintenance and operation of the Systems (individually a "Franchise" and collectively the "Franchises") presently held by Seller, as listed on Schedule 2.1(c).

                  (d) Licenses. The intangible CATV channel distribution rights, cable television relay service (CARS), business radio and other licenses, authorizations,


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         or permits issued by the FCC or any other Governmental Authority
         (excluding those listed on Schedule 2.1(c)) used in the operations of the Systems and that are in effect as of the date hereof or entered or obtained in the ordinary course of business between the date hereof and the Closing Date, including, without limitation, the licenses, authorizations and permits described on Schedule 2.1(d) (the "Licenses").

                  (e) Contracts. The leases, private easements or rights of access, contractual rights to easements, Pole Attachment Agreements or joint line agreements, underground conduit agreements, crossing agreements, bulk and commercial service agreements, must carry elections, retransmission consent agreements and other contracts, agreements or understandings relating to the Systems in effect as of the date hereof or entered or obtained in the ordinary course of business between the date hereof and the Closing Date (other than Excluded Assets), including, without limitation, the leases, agreements, and other contractual rights described on Schedule 2.1(e) (the "Contracts") but expressly excluding any leases, agreements, and other contractual rights described on Schedule 2.2.

                  (f) Accounts Receivable. All subscriber, trade and other accounts receivable relating to the Systems.

                  (g) Books and Records. All engineering records, files, data, drawings, blueprints, schematics, reports, lists, plans and processes relating and maintained at the Systems, and all files of correspondence, lists, records, and reports concerning subscribers and prospective subscribers of the Systems, signal and program carriage, and dealings with Governmental Authorities, including but not limited to all reports filed by or on behalf of Seller with the FCC with respect to the Systems, all correspondence between Seller and Governmental Authorities relating to any of the Systems, and statements of account filed by or on behalf of Seller with the U.S. Copyright Office with respect to the Systems.

         SECTION 2.2 EXCLUDED ASSETS. Notwithstanding the provisions of Section 2.1, the Assets shall not include the following, which shall be retained by Seller (the "Excluded Assets"): (i) programming agreements (including cable guide agreements) (other than those listed on Schedule 2.1(e), if any); (ii) insurance policies and rights and claims thereunder; (iii) bonds, letters of credit, surety instruments, and other similar items; (iv) cash and cash equiva-lents; (v) any agreement, right, asset or property owned or leased by Seller that is not primarily used in connection with its operation of the Systems; (vi) all subscriber deposits and advance payments held by Seller as of the Closing Time in connection with the operation of the Systems; (vii) all claims, rights, and interest in and to any refunds of taxes or fees of any nature, or other claims against third parties, relating to the operation of the Systems prior to the Closing Time; (viii) the account books of original entry, general ledgers and financial records used in connection with the Systems, provided, however, that Seller shall provide to Buyer access, in connection with litigation, administrative proceedings, payment of taxes, or any other valid business reason to any




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of such books and records as may be in Seller's possession for a reasonable period, not to exceed seven (7) years from the Closing Date, from time to time upon reasonable notice from Buyer to Seller; (ix) subject to the provisions of
Section 3.4, Seller's trademarks, trade names, service marks, service names, logos, and similar proprietary rights; and (x) the retransmission consent agreements, must carry elections, and any other items described on Schedule 2.2.




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         SECTION 2.3       ASSUMED AND RETAINED OBLIGATIONS AND LIABILITIES.

                  (a) Assumed Obligations and Liabilities. At Closing or thereafter when due, Buyer shall assume, pay, discharge, and perform the following (the "Assumed Obligations and Liabilities"): (i) those obligations and liabilities arising from events or circumstances occurring after the Closing Time under or with respect to the Franchises, Licenses, Owned Real Property, Leased Real Property and Contracts; (ii) other obligations and liabilities of Seller to the extent that there shall be an adjustment in favor of Buyer with respect thereto pursuant to Section 2.5; and (iii) all obligations and liabilities attributable to events or circumstances occurring after the Closing Time and arising out of Buyer's ownership of the Assets or operation of the Systems after Closing.

                  (b) Retained Obligations and Liabilities. All obligations and liabilities arising out of or relating to the Assets or the Systems and all other liabilities and obligations of Seller, other than the Assumed Obligations and Liabilities, shall remain and be the obligations and liabilities solely of Seller (collectively, the "Retained Obligations and Liabilities"). Without limiting the generality of the foregoing, Retained Obligations and Liabilities shall include the following:

                           (i) all obligations and liabilities arising out of or
                  relating to the Litigation and Judgments disclosed on Schedule
                  5.8 and any other Litigation arising out of facts, circumstances or conditions existing or occurring before the Closing Time, regardless of whether known or unknown, asserted or unasserted, as of the Closing Time;

                           (ii) all obligations and liabilities, unless
                  specifically assumed by the Buyer, arising from events or circumstances occurring before the Closing Time with respect to the Franchises, Licenses, Contracts, Owned Real Property and Leased Real Property, and any such obligations or liabilities that arise after the Closing Time to the extent that such obligations and liabilities relate to facts, circumstances or conditions existing or occurring before the Closing Time;

                           (iii) all obligations and liabilities for adjustments
                  of revenues from the Systems and for any rate refunds, rollback, credit, penalty and/or interest payment required by the FCC or local franchising authority relating to the rates charged to customers of the Systems during and for any period prior to the Closing Time;

                           (iv) any liability under any claim relating to the
                  period ending as of the Closing Time that is or, but for the consummation



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



                  of the transactions contemplated hereby, would have been covered under any insurance policy of Seller, and all liability associated with workmen's compensation claims that relate to the period prior to the Closing Time, whether or not reported or due or payable as of the Closing Time; and

                           (v) all obligations and liabilities with respect to
                  the Excluded Assets.

         SECTION 2.4 PURCHASE PRICE. The aggregate consideration for the Assets to be paid by Buyer pursuant to this Agreement shall consist of (i) $41,900,000 (the "Purchase Price"), subject to adjustment as provided in Section 2.5 and, if necessary Section 12.1(c), which shall be payable to Seller (or, upon Seller's written instructions, to the Qualified Intermediary designated by Seller) at Closing by wire transfer of immediately available funds, and (ii) the assumption by Buyer of the Assumed Obligations and Liabilities.

         SECTION 2.5 CURRENT ITEMS AMOUNT. In addition to the payment by Buyer of the Purchase Price, Buyer or Seller, as appropriate, shall pay to the other the net amount of the adjustments and prorations effected pursuant to paragraphs 2.5(a), (b), and (c) (the "Current Items Amount").

                  (a) Eligible Accounts Receivable. Seller shall be entitled to an amount equal to the face amount of all Eligible Accounts Receivable that are not more than sixty (60) days (two billing cycles) past due as of the Closing Time; provided, however, that neither any finance charge nor any amount of $8.00 or less which amount otherwise would be compromised or written off in the ordinary course of Seller's business, consistent with past practice, shall cause such accounts receivable to be considered more than two monthly billing cycles past due. "Eligible Accounts Receivable" shall mean accounts receivable resulting from Seller's provision of cable television service, advertising or other services, leasing or rentals prior to the Closing Time relating to the Systems. For purposes of making "past due" calculations under this section, the monthly billing statements of Seller shall be deemed to be due and payable on the first day of the period during which the service to which such billing statements relate is provided.

                  (b) Advance Payments and Deposits. Buyer shall be entitled to an amount equal to the aggregate of (i) all deposits of subscribers of the Systems, and all interest, if any, required to be paid thereon as of the Closing Time, for converters, decoders, remote control devices, and similar items, and (ii) all payments for services to be rendered by Buyer to subscribers of the Systems after the Closing Time, or for other services to be rendered by Buyer to other third parties after the Closing Time for cable television service, cable television commercials, channel leasing, or other services or rentals, to the extent all obligations of Seller relating thereto are assumed by Buyer at Closing.




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                  (c) Expenses. As of the Closing Time, expenses of a recurring nature that are incurred to benefit the Systems and are incurred in the ordinary course of business (the "Expenses"), including those set forth below, shall be prorated, in accordance with generally accepted accounting principles, so that all such Expenses for periods prior to the Closing Time shall be for the account of Seller, and all such Expenses for periods after the Closing Time shall be for the account of
         Buyer:

                           (i) all Expenses under the Franchises, the Licenses,
                  and the Contracts;

                           (ii) Taxes levied or assessed against any of the
                  Assets or payable with respect to cable television service and related sales to the Systems' subscribers; expenses for utilities, municipal assessments, rents and service charges, and other goods or services furnished to the Systems;

                           (iii) copyright fees based on signal carriage by the
                  Systems; and

                           (iv) all other items of Expense relating to the
                  Systems;

         provided, however, that Seller and Buyer shall not prorate any items of Expense payable under or with respect to any Excluded Asset, all of which shall remain and be solely for the account of Seller, and provided further that there shall be no adjustment or proration for capital expenditures made by Seller.

         SECTION 2.6 CALCULATION OF CURRENT ITEMS AMOUNT. Initial and final adjustments to the Purchase Price will be determined as follows:

                  (a) At least three business days prior to the Closing, Seller will deliver to Buyer a report (the "Initial Adjustments Report"), certified by an executive officer of Seller as being a materially complete and accurate estimate, showing in reasonable detail the initial determination of the adjustments referred to in Section 2.5, which are calculated as of the Closing Date (or as of any other date agreed by the parties) and any documents reasonably necessary to substantiate the adjustments proposed in the Initial Adjustments Report. The Initial Adjustments Report will include a schedule setting forth the components of the Current Items Amount (showing sums due and their respective aging as of the Closing Date). Seller also will furnish to Buyer its billing report for the business for the most current period as of the Closing Date.

                  (b) Within 60 days after the Closing, Seller will deliver to Buyer a report (the "Final Adjustments Report"), similarly certified by Seller, showing in reasonable detail the final determination of all adjustments which were not calculated as of the Closing Date and containing any corrections to the Initial Adjustments Report, together with any documents reasonably necessary to substantiate the adjustments proposed in the Final Adjustments Report. Buyer will provide Seller with reasonable access to all records which Buyer has in its possession and which are necessary for Seller to prepare the Final Adjustments Reports.

                  (c) Within 30 days after receipt of the Final Adjustments Report, Buyer will give Seller written notice of Buyer's objection, if any, to the Final Adjustments Report. If Buyer makes any such objections, the parties will agree on the amount, if any, which is not in dispute within 30 days after Seller's receipt of Buyer's notice of objections to the Final Adjustments Report. Any undisputed amount will serve as an adjustment to the Purchase Price. The adjustment of the Purchase Price (but excluding any amounts disputed), will be paid by Buyer to Seller, or paid by Seller to Buyer, whichever the case may be, within 125 days after the Closing Date or within five business days after agreement on the undisputed portion of the Final Adjustments Report, if later. Any disputed amounts will be determined within 120 days after the Closing Date by the accounting firm of Ernst & Young, whose determination will be conclusive. Seller and Buyer will bear the fees and expenses payable to such firm in connection with such determination in reverse proportion to the manner in which the disputed amounts are allocated by such firm. The payment required after determination of all disputed amounts will be made by the paying party to the receiving party by wire transfer of immediately available funds within five business days after the final determination.


                                    ARTICLE 3
                                 RELATED MATTERS

         SECTION 3.1 HSR ACT COMPLIANCE. As soon as practicable after the execution of this Agreement, but in any event no later than 45 days after such execution, Buyer and Seller will complete and file, or cause to be completed and filed, any notification and report required to be filed under the HSR Act and such filing shall request early termination of the waiting period imposed by the HSR Act. The parties shall use their commercially reasonable efforts to respond as promptly as reasonably practicable to any inquiries received from the FTC and the Antitrust Division for additional information or documentation and to respond as promptly as reasonably practicable to all inquiries and requests received from any other Governmental Authority in connection with antitrust matters. The parties shall use their respective commercially reasonable efforts to overcome any objections which may be raised by the FTC, the Antitrust Division or any other Governmental Authority having jurisdiction over antitrust matters. Each party will cooperate to prevent inconsistencies between their respective filings and will furnish to each other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions under the HSR Act. Notwithstanding the foregoing, no party shall be required to make any significant change in the operations or activities of the business (or any material assets employed therein) of such party or any of its affiliates, if a party determines in good faith that such change would be materially adverse to the operations or activities of the business (or any material assets employed therein) of such party or any of its affiliates having significant assets, net worth or revenue. Notwithstanding anything to the contrary in this Agreement, if either party determines in its reasonable business judgment that a request for additional information in connection with the HSR Act is unduly burdensome, either party may terminate this Agreement by notifying the other party.

         SECTION 3.2 NONCOMPETITION AGREEMENT. At the Closing, Seller shall execute and deliver to Buyer a five-year noncompetition agreement in the form of
Exhibit 3.2.

         SECTION 3.3 BULK SALES. Buyer and Seller each waives compliance by the other with bulk sales Legal Requirements applicable to the transactions contemplated hereby.

         SECTION 3.4 USE OF NAMES AND LOGOS. For a period of not more than 60 days after Closing, Buyer shall be entitled to use the trademarks, trade names, service marks, service names, logos, and similar proprietary rights of Seller to the extent incorporated in or on the Assets, provided that Buyer shall use its best efforts to remove all such names, marks, logos, and similar proprietary rights from the Assets as soon as reasonably practicable following Closing.

         SECTION 3.5 TRANSFER TAXES AND FILING FEES. Seller and Buyer shall each pay one-half of (a) all real estate transfer taxes and real estate transfer recording fees, if any, in connection with the transfer of Leased Real Property or Owned Real Property, (b) all filing and application fees paid to Governmental Authorities in connection with the transactions described in this letter, and
(c) all sales and transfer Taxes, if any, in connection with the transactions contemplated hereunder. Each party shall indemnify and hold the other party harmless from and against all Losses arising from Taxes for which it is liable hereunder.

         SECTION 3.6 ALLOCATION OF PURCHASE PRICE. Seller and Buyer will use their best efforts to agree that the value of the Assets shall be as set forth in an appraisal ("Appraisal") prepared by Bond & Pecaro, Inc. ("Appraiser") for the purpose of Seller reporting the transaction contemplated by this Agreement as part of a deferred like-kind exchange pursuant to Section 1031 of the Code. The Appraiser shall perform the Appraisal prior to the Closing Date so that Seller and Buyer may review the Appraisal and attempt to agree, prior to Closing, upon the allocation ("Allocation") of the Purchase Price and the Assumed Obligations and Liabilities to the individual assets or classes of assets (within the meaning of Section 1031 and 1060 of the Code). The fees and expenses of the Appraiser shall be shared equally by Seller and Buyer. Provided that Seller and Buyer are able to agree that the value of the Assets is as set forth in the Appraisal, Seller and Buyer, for purposes of Sections 1031 and 1060 of the Code, will (i) report the transactions contemplated by this Agreement in accordance with the Appraisal and the Allocation; (ii) not take any position inconsistent with the Appraisal or the Allocation; and (iii) file all returns and reports with respect to the transaction contemplated by this Agreement, including all federal, state and local returns, on a basis consistent with the Appraisal and the Allocation. If, after good-faith efforts, Buyer and Seller are unable to agree within 60 days after Closing that the Appraisal and the Allocation correctly set forth the value of the Assets, then each party will be free to report its own position to the Internal Revenue Service and other taxing Governmental Authority. Seller and Buyer will promptly give to the other notice of any disallowance or challenge of asset values by the Internal Revenue Service or any taxing Governmental Authority.


                                    ARTICLE 4
                     BUYER'S REPRESENTATIONS AND WARRANTIES

         Buyer covenants, represents and warrants to Seller, as of the date of this Agreement and as of Closing, as follows:

         SECTION 4.1 ORGANIZATION OF BUYER. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities as such activities are currently conducted. Buyer is duly qualified to do business as a foreign corporation and is in good standing in all of the jurisdictions where the Systems are located.

         SECTION 4.2 AUTHORITY. Buyer has all requisite corporate power and authority to execute, deliver, and perform this Agreement and consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by Buyer have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer, and is the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         SECTION 4.3 NO CONFLICT; CONSENTS. Except as will not have a material adverse effect on the ability of Buyer to perform its obligations hereunder, and subject to compliance with the HSR Act, the execution, delivery, and performance by Buyer of this Agreement do not and will not: (i) conflict with or violate any provision of the articles of incorporation or bylaws of Buyer; (ii) violate any provision of any Legal Requirement; (iii) conflict with, violate, result in a breach of, or constitute a default under any contract, agreement, or understanding to which Buyer is a party or by which Buyer or the assets or properties owned or leased by it are bound or affected; or (iv) require any consent, approval, or authorization of, or filing of any certificate, notice, application, report, or other document with, any Governmental Authority or other Person.

         SECTION 4.4 LITIGATION. Except for any Litigation as may affect the cable television industry (national or regional) generally, there is no Litigation pending, or to Buyer's knowledge, threatened, by or against or affecting or relating to Buyer or any of its affiliates in any court or before any Governmental Authority or any arbitrator, which, if adversely determined, would restrain or materially hinder or delay the consummation of the transactions contemplated by this Agreement or cause any of such transactions to be rescinded.

         SECTION 4.5 FINDERS AND BROKERS. Buyer has not employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement for which Seller will in any way have any liability.

         SECTION 4.6 TAXPAYER IDENTIFICATION NUMBER. Buyer's U.S. Taxpayer Identification Number is as set forth in the introductory paragraph of this Agreement.

         SECTION 4.7 FINANCING. Buyer will have by the Closing Date adequate financing to enable it to fulfill its obligations under this Agreement.

         SECTION 4.8 QUALIFICATION. Buyer has no reason to believe that it would not qualify as a transferee of the Franchises, Licenses and Contracts to be assigned to it pursuant to this Agreement. Should Buyer become aware of any facts that would cause Buyer not to so qualify, it will promptly notify Seller in writing thereof and use its best efforts to prevent any such disqualification.

         SECTION 4.9 BUYER'S INVESTIGATION. Buyer hereby acknowledges that it has conducted an investigation of the Systems, which investigation included evaluation of the condition and performance of the physical plant and review of the books, records and agreements of the Systems. Buyer acknowledges that Seller makes no warranty, express or implied, as to the condition of the Assets except as expressly set forth in this Agreement. Buyer has not relied upon, and Seller shall not be liable for or bound in any manner by, any express or implied verbal or written information, warranties, guarantees, promises, statements, inducements, representations or opinions pertaining to the Systems or the Assets, except as may be contained in this Agreement and certificates delivered hereunder.


                                    ARTICLE 5
                     SELLER'S REPRESENTATIONS AND WARRANTIES

         Seller covenants, represents and warrants to Buyer, as of the date of this Agreement and as of Closing, as follows:

         SECTION 5.1 ORGANIZATION AND QUALIFICATION OF SELLER. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities as such activities are currently conducted. Seller is duly qualified to do business as a foreign corporation and is in good standing in all of the jurisdictions where the Systems are located.

         SECTION 5.2 AUTHORITY. Seller has all requisite corporate power and authority to execute, deliver, and perform this Agreement and consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby on the part of Seller have been duly and validly authorized by all necessary action on the part of Seller. This Agreement has been duly and validly executed and delivered by Seller, and constitutes the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         SECTION 5.3 NO CONFLICT; CONSENTS. Except as described on Schedule 5.3 and subject to compliance with the HSR Act, the execution, delivery, and performance by Seller of this Agreement do not and will not: (i) conflict with or violate any provision of the articles of incorporation or bylaws of Seller;
(ii) violate any provision of any Legal Requirement; (iii) conflict with, violate, result in a breach of, or constitute a default under any contract, agreement or understanding to which Seller is a party or by which Seller or the Assets are bound or affected; (iv) require any consent, approval or authorization of, or filing of any certificate, notice, application, report, or other document with, any Governmental Authority or other Person; or (v) result in the creation or imposition of any Lien (other than a Permitted Lien) against or upon any of the Assets; provided that, with respect to (ii), (iii), (iv) and
(v) of this Section 5.3, such prohibition shall not apply to a conflict, violation, breach, default, consent, filing or imposition of any Lien that would not materially impair the ability of Seller to perform hereunder or that would not have a material adverse effect on the financial condition or the business operations of the Systems considered as a whole.

         SECTION 5.4 TITLE TO ASSETS; SUFFICIENCY. Seller has good and marketable title to (or in the case of Assets that are leased, valid leasehold interests in) and possession of all of the Assets, free and clear of all Liens, except for (a) Permitted Liens, and (b) Liens described on Schedule 5.4, all of which will be terminated, released or, in the case of rights of first refusal listed on Schedule 5.20, waived, as appropriate, at or prior to the Closing Date. The tangible Assets, taken as a whole, are in good operating condition and repair, ordinary wear and tear excepted, and will permit the Systems to operate in accordance with the material terms of the Franchises, the Licenses and the Contracts. Except for the Excluded Assets, the Assets constitute all property and rights, real and personal, tangible and intangible, necessary or required to operate the Systems as currently operated and conduct the business of the Systems as currently conducted.

         SECTION 5.5 FRANCHISES, LICENSES, AND CONTRACTS. Seller has delivered to Buyer true and complete copies of each of the Franchises, Licenses, and Contracts and all amendments, assignments and consents thereto. The Franchises contain all of the commitments and obligations of Seller to the applicable Governmental Authority granting such Franchises with respect to the construction, ownership and operation of the Systems. Except for the Licenses and Contracts included in the Excluded Assets, Seller is not bound or affected by any other material contract, agreement or understanding which relates to the Systems. To Seller's knowledge, and except as described on Schedule 5.5, each of the Franchises, Licenses and material Contracts is in full force and effect and is valid, binding and enforceable in accordance with its terms. Except as described on Schedule 5.5, there has not occurred any material default by Seller nor, to Seller's knowledge, by any other Person under any of the Franchises, Licenses or material Contracts.

         SECTION 5.6 EMPLOYEE BENEFITS. Neither Seller nor any Employee Benefit Plan (as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained by Seller is in violation of the provisions of ERISA; no reportable event, within the meaning of Sections 4043(c)(1), (2), (3),
(5), (6), (7), (10) or (13) of ERISA, has occurred and is continuing with respect to any such Employee Benefit Plan; and no prohibited transaction, within the meaning of Title I of ERISA, has occurred with respect to any such Employee Benefit Plan. Buyer is not required under ERISA, the Code or any collective bargaining agreement to establish, maintain or continue any Employee Benefit Plan maintained by Seller or any affiliate of Seller.

         SECTION 5.7 EMPLOYEES.

                  (a) Except as set forth on Schedule 5.7, there are no collective bargaining agreements applicable to any person employed by Seller that renders services in connection with the Systems, and Seller has no duty to bargain with any labor organization with respect to any such persons. There are not pending any unfair labor practice charges against Seller, nor is there any demand for recognition, or any other request or demand from a labor organization for representative status with respect to any person employed by Seller that renders services in connection with the Systems.

                  (b) Seller is in substantial compliance with all applicable Legal Requirements respecting employment conditions and practices, has withheld all amounts required by any applicable Legal Requirements or Contracts to be withheld from the wages or salaries of its employees, and is not liable for any arrears of wages or any Taxes or penalties for failure to comply with any of the foregoing.

                  (c) Seller has not engaged in any unfair labor practice within the meaning of the National Labor Relations Act and has not violated any Legal Requirement prohibiting discrimination on the basis of race, color, national origin, sex, religion, age, marital status, or handicap in its employment conditions or practices. Except as set forth on
         Schedule 5.7, there are no pending or, to Seller's knowledge, threatened unfair labor practice charges or discrimination complaints relating to race, color, national origin, sex, religion, age, marital status, or handicap against Seller before any Governmental Authority nor, to Seller's knowledge, does any basis therefor exist.

                  (d) There are no existing or, to Seller's knowledge, threatened labor strikes, disputes, grievances or other labor controversies affecting the Systems. There are no pending or, to Seller's knowledge, threatened representation questions respecting Seller's employees. There are no pending or, to Seller's knowledge, threatened arbitration proceedings under any Contract. To Seller's knowledge, there exists no basis for any of the above.

                  (e) Except as set forth on Schedule 5.7, Seller is not a party to any employment agreement, written or oral, relating to employees of the Systems which cannot be terminated at will by Seller.

                  (f) Schedule 5.7 sets forth a true and complete list of the names, titles and rates of compensation of all of the employees of the Systems, and identifies with an asterisk any employees of the Systems that Seller desires to retain after Closing ("Retained Employees").

         SECTION 5.8 LITIGATION. Except as set forth on Schedule 5.8, there is no Litigation or Judgment pending or, to Seller's knowledge, threatened against Seller and, to Seller's knowledge, no facts or circumstances exist which could reasonably be expected to give rise to any such Litigation or Judgment, which will have a materially adverse affect on the financial condition or business operations of the Systems, or which seeks or could result in the modification, revocation, termination, suspension, or other limitation of any of the Franchises, Licenses or material Contracts.

         SECTION 5.9 TAX RETURNS; OTHER REPORTS. Seller has timely filed all federal, state and local tax returns and other tax reports relating to the Systems that are required to be filed on or prior to the date hereof, and has timely paid all Taxes shown thereon to be due and payable. Except as set forth on Schedule 5.9, Seller has received no notice of deficiency or assessment of proposed deficiency or assessment from any taxing Governmental Authority pertaining to the Systems. All Taxes with respect to Seller, the Assets, or the business or operation of the Systems that are due and payable have been timely paid by Seller.

         SECTION 5.10 COMPLIANCE WITH LEGAL REQUIREMENTS.

                   (a) Except as set forth in on Schedule 5.10, Seller has substantially complied and is in substantial compliance with all Legal Requirements applicable to it or to the Systems, including but not limited to the Communications Act, the Cable Act, the Copyright Act, the Occupational Safety and Health Act, and rules and regulations promulgated thereunder. Except as set forth on Schedule 5.10, Seller has not received notice from the FCC of any violation of its rules and regulations insofar as they apply to the Systems.

                  (b) Seller has submitted to the FCC all filings, including, without limitation, cable television registration statements, current annual reports and aeronautical frequency usage notices, that are required under the rules and regulations of the FCC. Seller is, with respect to the Systems, certified as in compliance with the FCC's equal opportunity rules. The Systems are in substantial compliance with signal leakage criteria prescribed by the FCC, and the must-carry and retransmission consent provisions of the Cable Act and the FCC rules and regulations promulgated thereunder.

                  (c) Seller has deposited with the U.S. Copyright Office all statements of account and other documents and instruments, and paid all royalties, supplemental royalties, fees and other sums to the U.S. Copyright Office under the Copyright Act with respect to the business and operations of the Systems as are required to obtain, hold and maintain the compulsory license for cable television systems prescribed in the Copyright Act. The Systems are in substantial compliance with the Copyright Act and the rules and regulations of the U.S. Copyright Office promulgated thereunder, except as to potential copyright liability arising from the performance, exhibition or carriage of any music on the Systems. Except as set forth on Schedule 5.10 or as may affect the cable television industry generally, to the knowledge of Seller, there is no inquiry, claim, action or demand pending before the U.S. Copyright Office or from any other party that questions the copyright filings or payments made by Seller with respect to any of the Systems.

                  (d) All necessary FAA and FCC approvals have been obtained with respect to the height and location of towers used in connection with the operation of the Systems and are listed on Schedule 5.10 and such towers are being operated in compliance in all material respects with applicable FAA and FCC rules.

                  (e) A request for renewal has been timely filed pursuant to
         Section 626(a) of the Cable Act with the proper Governmental Authority with respect to any Franchise that expires within 36 months after the date of this Agreement.

                  (f) Except as set forth on Schedule 5.10, as of the date of this Agreement (i) to Seller's knowledge, the rates charged by Seller to subscribers of the Systems for the "cable programming services tier" (as such term is defined in the FCC's rate regulations) offered by the Systems are in compliance with FCC rules and orders, (ii) to Seller's knowledge, there are no rate complaints pending at the FCC with respect to the Systems, and (iii) no local franchising authority is presently regulating the "basic tier" rates being charged to subscribers of the Systems nor has Seller received from any local franchising authority a copy of any FCC Form 328 filed by such local franchising authority with the FCC requesting rate regulation certification with respect to the Systems.

         SECTION 5.11 SYSTEM INFORMATION. Schedule 5.11 sets forth a materially true and accurate description of the following information as of the dates set forth in such schedule:

                  (i) the approximate number of miles of plant that will be included in the Assets;

                  (ii) the number of subscribers of each of the Systems as reflected in Seller's billing reports;

                  (iii) a description of basic and optional or tier services available from the Systems and the rates charged by Seller for each and the number of subscribers receiving each optional or tier service;

                  (iv) the stations and signals carried by the Systems and the channel position of each such signal and station;

                  (v)   the MHz capacity of the Systems;

                  (vi)  the channel capacity of the Systems; and

                  (vii) the disconnection policies of the Systems.

         SECTION 5.12      ENVIRONMENTAL MATTERS.

                  (a) To Seller's knowledge, none of the Owned Real Property or Leased Real Property is listed on the National Priorities Lists or the Comprehensive Environmental Response, Compensation, Liability Information System ("CERCLIS"), or is or has been the subject of any "Superfund" evaluation or investigation, or any other investigation or proceeding of any Governmental Authority evaluating whether any remedial action is necessary to respond to any release of Hazardous Substances on or in connection with the Owned Real Property or the Leased Real Property.

                  (b) To Seller's knowledge, except as described on Schedule 5.12, (i) no surface impoundments or underground storage tanks are or have been located in or on the Owned Real Property or Leased Real Property, (ii) no parcel of the Real Property has been used at any time as a gasoline service station or any other facility for storing, pumping, dispensing or producing gasoline or any other petroleum products or wastes, and (iii) no building or other structure on any parcel of the Real Property contains asbestos. To Seller's knowledge, there are no incinerators, septic tanks or cesspools on any parcel of the Real Property, and all waste is discharged into a public sanitary sewer system.

                  (c) To Seller's knowledge, Seller is in substantial compliance with, and holds all permits, licenses and authorizations required under, all Legal Requirements with respect to pollution or protection of the environment, including Legal Requirements relating to actual or threatened emissions, discharges, or releases of Hazardous Substances into the ambient air, surface water, ground water, land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, insofar as they relate to the Owned Real Property or the Leased Real Property. Seller has received no notice of, and to Seller's knowledge there are no circumstances relating to, any past or present condition, circumstance, activity, practice or incident (including without limitation, the presence, use, generation, manufacture, disposal, release or threat to release of any Hazardous Substances from or on the Owned Real Property or Leased Real Property), that could interfere with, prevent continued compliance with, or result in any material Losses pursuant to, any Legal Requirement with respect to pollution or protection of the environment, or that is reasonably likely to give rise to any liability, based upon or related to the processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release, or threatened release into the environment, of any Hazardous Substance on, from or attributable to the Owned Real Property or Leased Real Property.

                  (d) "Hazardous Substances" has the meaning given in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C.A. ss.ss. 9601 et seq. ("CERCLA"), as amended, and rules and regulations promulgated thereunder.

                  (e) Seller has provided Buyer with complete copies of (i) all studies, reports, surveys or other materials either in Seller's possession or known to Seller and to which Seller has access relating to the presence or alleged presence of Hazardous Substances at, on or affecting any parcel of Owned Real Property or Leased Real Property,
         (ii) all notices or other materials either in Seller's possession or known to Seller and to which Seller has access that were received from any Governmental Authority having the power to administer or enforce any Environmental Laws relating to current or past ownership, use or operation of the Real Property or activities at any parcel of Owned Real Property or Leased Real Property and (iii) all materials either in Seller's possession or known to Seller and to which Seller has access relating to any claim, allegation or action by any private third party under any environmental law.

         SECTION 5.13 FINANCIAL AND OPERATIONAL INFORMATION. Seller has delivered to Buyer an unaudited balance sheet for each of the Systems as of December 31, 1997 and unaudited statements of profit and loss for each of the Systems for the twelve-month period then ended (the "System Financial Statements"). The Systems' Financial Statements have been prepared in the ordinary course of business, are based on the books and records of the Systems, were prepared in accordance with generally accepted accounting principles (except for the omission of notes thereto and subject to normal year-end adjustments which will not be material in amount or effect), applied on a consistent basis throughout the periods covered thereby, and present fairly, in all material respects, the financial condition and results of operations of the Systems as of the dates and for the periods indicated.

         SECTION 5.14 NO ADVERSE CHANGE. Since December 31, 1997, (i) there has been no material adverse change in the financial condition or the business operations of the Systems; (ii) the Systems have not been materially and adversely affected as a result of any fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, or act of God or public force or otherwise; and (iii) Seller has not made any sale, assignment, lease or other transfer of any of Seller's properties other than in the normal and usual course of business.

         SECTION 5.15 FINDERS AND BROKERS. Except for HPC Puckett & Company, Seller has not employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement for which Buyer will in any way have any liability.

         SECTION 5.16 TAXPAYER IDENTIFICATION NUMBER. Seller's U.S. Taxpayer Identification Number is as set forth in the introductory paragraph of this Agreement.

         SECTION 5.17 INTANGIBLES. Seller neither uses nor holds any copyrights, trademarks, trade names, service marks, service names, logos, licenses, permits or other similar intangible property rights and interests in the operations of the Systems that do not incorporate the name "Cable One, Inc.," "Post-Newsweek Cable," "Cablecom," or variations thereof. In the operation of the Systems, Seller is not aware that it is infringing upon or otherwise acting adversely to any such intangible property rights and interests owned by any other Person or Persons, and there is no claim or action pending, or to Seller's knowledge threatened, with respect thereto.

         SECTION 5.18 ACCOUNTS RECEIVABLE. The accounts receivable relating to the Systems are actual and bona fide receivables representing obligations for the total dollar amount thereof shown on the books of Seller which resulted from the regular course of Seller's business, and are fully collectible in accordance with their terms, subject to no offset or reduction of any nature except for a reserve for uncollectible accounts consistent with the reserve established by Seller in its most recent balance sheet delivered to Buyer in accordance with
Section 5.13.

         SECTION 5.19 BONDS; LETTERS OF CREDIT; CERTIFICATES OF INSURANCE. Except as set forth on Schedule 5.19, there are no franchise, construction, fidelity, performance, or other bonds or letters of credit posted, or certificates of insurance issued, by Seller in connection with the Systems or the Assets.

         SECTION 5.20 RIGHTS IN ASSETS. Except as set forth in Schedule 5.20, no person (including any Governmental Authority) has any right to acquire an interest in the Systems or any material Asset (including any right of first refusal or similar right), other than rights of condemnation or eminent domain afforded by law (none of which have been exercised and no proceedings therefor have been commenced).

         SECTION 5.21 BOOKS AND RECORDS. All of the books, records, and accounts of the business are in all material respects true and complete, are maintained in accordance with good business practice and all applicable Legal Requirements, accurately present and reflect in all material respects all of the transactions therein described, and are reflected accurately in the System Financial Statements.

         SECTION 5.22 SUBSCRIBER COUNT. The Systems are currently serving 29,273 Basic Subscribers.


                                    ARTICLE 6
                                    COVENANTS

         SECTION 6.1 AFFIRMATIVE COVENANTS. Except as Buyer may otherwise consent in writing, such consent not to be unreasonably withheld, between the date of this Agreement and Closing Seller shall:

                  (a) (i) operate the Systems substantially in the ordinary and usual course of business and in accordance with past practices, including disconnection policies; (ii) maintain the tangible Assets in good condition and repair, ordinary wear and tear excepted; (iii) perform all of its obligations under all of the Franchises, Licenses and Contracts without material breach or default; (iv) operate the Systems in substantial compliance with applicable Legal Requirements; and (v) in each case, unless Buyer otherwise requests in writing, use its commercially reasonable efforts to (A) preserve the current business organization of its Systems intact, including preserving existing relationships with Persons having business with the Systems,
         (B) keep available the services of its employees providing services in connection with the Systems, (C) continue normal marketing, advertising, and promotional expenditures and practices as described on
         Schedule 6.1 with respect to the Systems, and (D) maintain inventories of equipment and supplies at historic levels;

                  (b) give to Buyer and its counsel, accountants, and other representatives, access upon reasonable prior notice during normal business hours to the Systems, the Owned Real Property and Leased Real Property, the Assets and Seller's books and records relating to the Systems, provided, however, that such access shall not disrupt the normal business operations of the Systems and Buyer will use commercially reasonable efforts to limit the number of access requests.

                  (c) as soon as practicable after the date of this Agreement, and at its expense, make all filings, and exercise commercially reasonable efforts to obtain in writing as promptly as practicable all approvals, authorizations and consents described on Schedule 5.3 and waivers of rights of first refusal described on Schedule 5.20, and deliver to Buyer copies thereof promptly upon receiving them; provided that "commercially reasonable efforts" for this purpose shall not require Seller to undertake extraordinary or unreasonable measures to obtain such approvals and consents, including, without limitation, the initiation or prosecution of legal proceedings or the payment of fees in excess of normal and usual filing and processing fees; provided, further, that the costs and expenses associated with the performance after the Closing Date of obligations which are required by a third party as a condition of granting its consent or approval and which obligations are accepted by Buyer shall be borne solely by Buyer. In the event that Buyer's cooperation is required to obtain such consents, Buyer shall be responsible for its own out-of-pocket costs in connection therewith;

                  (d) promptly deliver to Buyer copies of quarterly financial statements for the Systems and other reports with respect to the operation of the Systems regularly prepared by Seller from the date hereof until Closing;

                  (e) promptly inform Buyer in writing of any material adverse change in the financial condition or business operations of the Systems;

                  (f) continue to carry and maintain in full force and effect its existing casualty and liability insurance through and including the Closing Date;

                  (g) maintain its books, records and accounts with respect to the Assets and the operation of the Systems in the usual, regular and ordinary manner on a basis consistent with past practices; and

                  (h) duly and timely file a valid notice of renewal under
         Section 626 of the Cable Act with the appropriate Governmental Authority with respect to any Franchise that will expire within thirty-six (36) months after any date between the date of this Agreement and the Closing Date.

         SECTION 6.2 FCC APPROVAL. Promptly after the execution of this Agreement, Seller shall make application to the FCC for the consent and approval of the FCC to the transfer of the ownership and operation of any FCC Licenses of the Systems from Seller to Buyer.

         SECTION 6.3 EMPLOYEE MATTERS.

                  (a) Seller shall terminate all of its employees (except for the Retained Employees) who are employed with respect to the Systems immediately prior to Closing. Seller shall be responsible for and shall cause to be discharged and satisfied in full all amounts owed to any employee of Seller who is employed with respect to the Systems through the Closing Time, including wages, salaries, accrued vacation, any employment, incentive, compensation or bonus agreements, any deferred compensation plans, or other benefits or payments on account of termination, and shall indemnify and hold Buyer harmless from any Losses thereunder.

                  (b) Buyer intends to offer employment to all of the employees (except for the Retained Employees) of Seller who perform services with respect to the operation of the Systems as of the Closing Date provided, however, that nothing herein shall be deemed to create an employment agreement with any employee or to guarantee any employee a job for any period of time, all such employees being "at will." Not later than 30 days prior to the Closing Date, Buyer shall notify those employees (other than Retained Employees) whom Buyer intends to hire on the Closing Date; the form and manner of such notification shall be reasonably satisfactory to, and approved in advanced by, Seller and shall specify the terms of employment, including compensation and all benefits relating thereto. Notwithstanding Section 6.3(a), Buyer shall recognize the term of service with Seller of any former employee of Seller hired by Buyer in determining such employee's eligibility and vesting for purposes of participating in Buyer's employee benefit plans. Buyer also shall permit any former employee of Seller hired by Buyer to participate in Buyer's group medical plan without imposing any preexisting condition limitations or waiting periods so long as such employee was covered by Seller's health plan immediately prior to the Closing.

                  (c) Notwithstanding anything to the contrary herein, from and after the date of this Agreement and for a period of 24 months after the Closing Date, Buyer shall not employ, or offer to employ, any Retained Employee, unless such Person's employment by Seller has terminated or Seller otherwise consents in writing to the making of such offer.

         SECTION 6.4 CERTAIN NEGATIVE COVENANTS OF SELLER. Between the date hereof and Closing, Seller shall not solicit or participate in negotiations with any third party with respect to the sale of the Assets or the Systems or any transaction inconsistent with those contemplated hereby. Additionally, except as Buyer may otherwise consent in writing (such consent not to be unreasonably withheld), or as contemplated by this Agreement, between the date of this Agreement and Closing Seller shall not (a) modify, terminate, renew, suspend, or abrogate any Franchise, License or material Contract other than in the ordinary course of business, (b) sell, assign, lease or otherwise dispose of any of the Assets, unless such Assets are consumed or disposed of in the ordinary course of business or disposed of in conjunction with the acquisition of replacement property or are no longer used or useful in the business or operation of the Systems, (c) create, assume, or permit to exist any Lien (except for Permitted Liens) upon any Asset, (d) change customer rates for any tier of service or charges for remotes or installations, or implement any re-tiering or repackaging of cable television programming offered by the Systems, or change billing, collection, installation, disconnect, marketing or promotional practices, other than those changes described in Schedule 6.4, (e) seek amendments or modifications to existing Franchises or Contracts or accept or agree to accede to any material modification or amendment to, or any condition to the transfer of, any of the Franchises, Contracts or Owned Real Property that will adversely affect Buyer, (f) agree with any Governmental Authority to extend or to toll the time limits applicable to such Governmental Authority's consideration of the FCC Form 394, or (g) enter into any transaction or permit the taking of any action that would result in any of

Seller's representations and warranties contained in this Agreement not being materially true and correct when made or at Closing; provided, however, that with respect to clause (a) above, all such modified, renewed or new Licenses or Contracts shall not involve either aggregate liabilities exceeding $10,000, or any material non-monetary obligation.

         SECTION 6.5 TITLE INSURANCE. Seller shall provide copies to Buyer of any existing policies of title insurance on parcels of Owned Real Property and Leased Real Property. Seller will reasonably cooperate with Buyer if Buyer elects to obtain title insurance policies and boundary surveys indicating for each surveyed parcel (i) access from public rights-of-way, (ii) all improvements, and (iii) encroachments across the parcel's boundary lines by such improvements or improvements by owners of adjacent parcels, for parcels of Owned Real Property or Leased Real Property, it being understood that Buyer shall have the sole responsibility for obtaining and paying for such policies. The obtaining of title insurance shall not be a condition to the obligations of Buyer to consummate the transactions contemplated hereunder.

         SECTION 6.6 CONFIDENTIALITY. Any non-public information that either party ("Recipient Party") may obtain from the other ("Disclosing Party") in connection with this Agreement with respect to Disclosing Party or the Systems shall be confidential and, unless and until Closing shall occur, Recipient Party shall not disclose any such information to any third party (other than its directors, officers, partners and employees, and representatives of its advisers and lenders whose knowledge thereof is necessary in order to facilitate the consummation of the transactions contemplated hereby) or use such information to the detriment of Disclosing Party; provided that (a) Recipient may use and disclose any such information once it has been publicly disclosed (other than by Recipient Party in breach of its obligations under this Section) or that rightfully has come into the possession of Recipient Party (other than from Disclosing Party), and (b) to the extent that Recipient Party may become compelled by Legal Requirements to disclose any of such information, Recipient Party may disclose such information if it shall have used all reasonable efforts, and shall have afforded Disclosing Party the opportunity, to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the information compelled to be disclosed. If this Agreement is terminated, Recipient Party shall use all reasonable efforts to cause to be delivered to Disclosing Party, and retain no copies of, any documents, work papers and other materials obtained by Recipient Party or on its behalf from Disclosing Party, whether so obtained before or after the execution hereof.

         SECTION 6.7 SUPPLEMENTS TO SCHEDULES. Each of Seller and Buyer shall, from time to time prior to Closing, supplement the Schedules to this Agreement with additional information that, if existing or known to it on the date of this Agreement, would have been required to be included in one or more Schedules to this Agreement. For purposes of determining the satisfaction of any of the conditions to the obligations of Buyer and Seller in Sections 7.1 and 7.2 and the liability of Seller or of Buyer following Closing for breaches of its representations and warranties under this Agreement, the Schedules to this Agreement shall be deemed to include only (a) the information contained therein on the date of this Agreement and (b) information added to the Schedules by written supplements to such Schedules delivered prior to Closing by the party making such amendment that (i) are accepted in writing by the other party (such acceptance not to be unreasonably withheld) or (ii) reflect actions expressly permitted by this Agreement to be taken prior to Closing.

         SECTION 6.8  NOTIFICATION OF CERTAIN MATTERS.

                  (a) Each party will promptly notify the other party in writing of any fact, event, circumstance, action or omission (i) which, if known at the date of this Agreement, would have been required to be disclosed in or pursuant to this Agreement, or (ii) the existence or occurrence of which would cause any of such party's representations or warranties under this Agreement not to be true in any material respect, and with respect to clause (ii), each party shall use commercially reasonable efforts to remedy the same.

                  (b) Promptly upon becoming aware of such matter, each party will notify the other party in writing of any fact, event, circumstance, action or omission which constitutes a breach by the other party of any of the representations or warranties made by the other party in the performance of or compliance with any covenant, agreement or obligation required to be performed or complied with prior to the date of Closing.

         SECTION 6.9 COMMERCIALLY REASONABLE EFFORTS. Each party shall use commercially reasonable efforts to take all steps within its power, and will cooperate with the other party, to cause to be fulfilled those of the conditions to the other party's obligations to consummate the transactions contemplated by this Agreement that are dependent upon its actions, and to execute and deliver such instruments and take such other commercially reasonable actions as may be necessary to carry out the intent of this Agreement and consummate the transactions contemplated hereby.

         SECTION 6.10 SUBSCRIBER BILLING SERVICES. Seller shall provide to Buyer, upon Buyer's written request, subscriber billing services ("Transitional Billing Services") in connection with the System for a period of up to 60 days following the Closing Date to allow for conversion of existing billing arrangements. Buyer shall notify Seller in writing at least 30 days prior to the Closing Date as to whether it will require Transitional Billing Services. Buyer shall promptly reimburse to Seller all costs actually and reasonably incurred by Seller in providing the Transitional Billing Services, including but not limited to allocation of overhead.

         SECTION 6.11 CLOSING DATE FINANCIAL STATEMENTS. Promptly (but in any event within 30 days) after Closing, Seller shall deliver to Buyer a true and complete copy of the unaudited balance sheet for the Systems as of the Closing Date and the unaudited statement of profit and loss for the Systems for the period then ended, in each case in the report format in which the System Financial Statements are presented.

         SECTION 6.12 LEASED VEHICLES; OTHER CAPITAL LEASES. Seller will pay the remaining balances on any leases for vehicles or capital leases included in the Assets and will deliver title to such vehicles and other personal property free and clear of all Liens (other than Permitted Liens) to Buyer at the Closing.

         SECTION 6.13 DUTY OF GOOD FAITH AND FAIR DEALING. Each party agrees that it will act in good faith with regard to all matters that are the subject of this Agreement, and will neither intentionally nor knowingly take any action or omit to take any action at any time for the primary purpose of depriving the other party unfairly of any right or benefit that the other party has at such time under this Agreement.

         SECTION 6.14 FRANCHISE RENEWALS. Buyer will use its commercially reasonable efforts to, with Seller's reasonable assistance, obtain prior to Closing a renewal or extension of the Franchises issued by the Cities of Purcell and Noble, Oklahoma for terms extending at least to June 30, 2003. Buyer, with Seller's reasonable assistance, shall be primarily responsible for negotiating with the franchising authorities of the Cities of Purcell and Noble. Buyer shall not agree to any change in such Franchises as a condition to obtaining any renewal or extension without Seller's consent (such consent not to be unreasonably withheld), unless such change is consistent with customary practices in the cable television industry for cable systems of similar size and would not increase the obligations or liabilities of Seller.



                                    ARTICLE 7
                              CONDITIONS PRECEDENT

         SECTION 7.1 CONDITIONS TO BUYER'S OBLIGATIONS. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the following conditions, any one or more of which may be waived by Buyer, in its sole discretion:

                  (a) Accuracy of Representations and Warranties. The representations and warranties of Seller in this Agreement shall be true and accurate in all material respects at and as of Closing with the same effect as if made at and as of Closing, except for changes contemplated under this Agreement and except for representations and warranties made only at and as of a certain date.

                  (b) Performance of Agreements. Seller shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants in this Agreement to be performed and complied with by it at or before Closing, and no event which would constitute a material breach of the terms of this Agreement on the part of Seller shall have occurred or be continuing.

                  (c) Officer's Certificate. Buyer shall receive a certificate executed by an executive officer of Seller, dated as of Closing, reasonably satisfactory in form and substance to Buyer, certifying that the conditions specified in Sections 7.1(a) and (b) have been satisfied.

                  (d) Legal Proceedings. There shall be no Legal Requirement, and no Judgment shall have been entered and not vacated by any Governmental Authority of competent jurisdiction in any Litigation or arising therefrom, which enjoins, restrains, makes illegal, or prohibits consummation of the transactions contemplated by this Agreement, and there shall be no Litigation pending or threatened that seeks or that, if successful, would have the effect of, any of the foregoing.

                  (e) HSR Act Compliance. All waiting periods under the HSR Act applicable to the transactions contemplated hereby shall have expired or been terminated.

                  (f) Seller's Counsel Opinion. Buyer shall have received an opinion of Alan H. Silverman, general counsel to Seller, dated as of Closing, in the form of Exhibit 7.1(f).

                  (g) Seller's FCC Counsel Opinion. Buyer shall have received an opinion of Fleischman and Walsh, L.L.P., special communications counsel to Seller, dated as of Closing, in the form of Exhibit 7.1(g).

                  (h) Consents. Buyer shall have received evidence that all consents, approvals and authorizations identified on Schedule 5.3 as Required Consents have been obtained and remain in full force and effect; provided, however, that to the extent such Required Consents relate to consents by the FCC to assignments of Licenses, this condition shall be deemed met if such consents to assignment have been requested prior to Closing and Buyer is entitled to operate the Systems under such Licenses pursuant to conditional use authorizations until the FCC's consent is received; and provided further that to the extent such Required Consents relate to consents by a Governmental Authority to assignments of the Franchises, this condition will be deemed met, subject to the provisions of Article 12, if Seller has obtained consents to assign Franchises covering a number of Basic Subscribers equal to 85% of the aggregate number of Basic Subscribers served by the Systems. A Required Consent from a Governmental Authority relating to the assignment of a Franchise shall be deemed to have been received upon satisfaction of the procedures set forth in Section 617 of the Communications Act.

                  (i) Evidence of Authorizing Actions. Seller shall have delivered to Buyer evidence reasonably satisfactory to Buyer to the effect that Seller has taken all action necessary to authorize its execution of this Agreement and the consummation of the transactions contemplated hereby.

                  (j) Noncompetition Agreement. Seller shall have delivered to Buyer the Noncompetition Agreement executed by Seller.

                  (k) Lien Releases. Seller shall have delivered evidence that all Liens (including those described on Schedule 5.4) affecting or encumbering the Assets that are to be terminated, released or, in the case of rights of first refusal listed on Schedule 5.20, waived, as appropriate, prior to or as of the Closing Date have been so terminated, released or waived.

                  (l) No Material Adverse Change. There shall not have been any material adverse change in the Assets or the financial condition or the operations of the Systems other than any change due to an event which affects the cable television industry in general (except for any action by Congress or the FCC that materially and adversely restricts Buyer's ability to increase rates with respect to the Systems).

                  (m) Other Documents. All other documents and other items required to be delivered under this Agreement to Buyer at or prior to Closing shall have been delivered or shall be tendered at the Closing.

                  (n) Section 626 Notices. Seller shall have duly and timely filed with the appropriate Governmental Authority all notices of renewal required pursuant to Section 626 of the Cable Act with respect to any Franchise that will expire within thirty-six (36) months after any date between the date of this Agreement and the Closing Date.

                  (o) Minimum Number of Subscribers. Seller shall have delivered to Buyer evidence that the Systems serve at least 95% of the Basic Subscribers identified in Section 5.22.

                  (p) Franchise Matters. If a Franchise renewal or extension for either the City of Purcell or the City of Noble ("Franchise Renewals") has not been received by the Closing Date, Seller and Buyer shall consummate the transactions contemplated hereby in accordance with
         Article 12.

         SECTION 7.2 CONDITIONS TO SELLER'S OBLIGATIONS. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the following conditions, any one or more of which may be waived by Seller, in its sole discretion:

                  (a) Accuracy of Buyer's Representations and Warranties. The representations and warranties of Buyer in this Agreement shall be true and accurate in all material respects at and as of Closing with the same effect as if made at and as of Closing, except for changes contemplated under this Agreement and except for representations and warranties made only at and as of a certain date.

                  (b) Performance of Obligations. Buyer shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants in this Agreement to be performed and complied with by it at or before Closing and no event which would constitute a material breach of the terms of this Agreement on the part of Buyer shall have occurred or be continuing.

                  (c) Officer's Certificate. Seller shall have received a certificate executed by an executive officer of Buyer, dated as of Closing, reasonably satisfactory in form and substance to Seller, certifying that the conditions specified in Sections 7.2(a) and (b) have been satisfied.

                  (d) Legal Proceedings. There shall be no Legal Requirement, and no Judgment shall have been entered and not vacated by any Governmental Authority of competent jurisdiction in any Litigation or arising therefrom, which enjoins, restrains, makes illegal, or prohibits consummation of the transactions contemplated hereby, and there shall be no Litigation pending or threatened that seeks or that, if successful, would have the effect of any of, the foregoing.

                  (e) HSR Act Compliance. All waiting periods under the HSR Act applicable to the transactions contemplated hereby shall have expired or been terminated.

                  (f) Evidence of Authorizing Actions. Buyer shall have delivered to Seller evidence reasonably satisfactory to Seller to the effect that Buyer has taken all action necessary to authorize the execution of this Agreement and the consummation of the transactions contemplated hereby.

                  (g) Other Documents. All other documents and other items required to be delivered under this Agreement to Seller at or prior to Closing shall have been delivered or shall be tendered at the Closing.

                  (h) Buyer's Counsel Opinion. Seller shall have received an opinion of Winstead Sechrest & Minick, P.C., counsel to Buyer, dated as of Closing, in the form of Exhibit 7.2(h).

                  (i) Marcus Purchase Agreement. Each of the conditions to Seller's obligations under the Marcus Purchase Agreement shall have been satisfied or, with the prior written consent of Seller, waived.


                                    ARTICLE 8
                                     CLOSING

         SECTION 8.1 CLOSING; TIME AND PLACE. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement ("Closing") shall be held at a place mutually agreed upon by the parties at 10:00 a.m., local time, on June 30, 1998 or, if later, on the last calendar day (the "Closing Date") of the calendar month in which the tenth (10th) business day after the conditions set forth in Article 7 shall have been satisfied, or at such other place and time as may be agreed upon by Seller and Buyer, but in no event later than the date which is twelve (12) months after the last FCC Form 394 has been filed with respect to the Systems (the "Outside Closing Date"). The transactions to be consummated at Closing shall be deemed to have been consummated as of 11:59 p.m. on the last calendar day of such calendar month. If the last calendar day of such month is not a day on which financial institutions are open and operating, then the Closing Date shall be the immediately following business day on which financial institutions are open and operating. Buyer acknowledges that it is Seller's desire that this transaction be part of a deferred like-kind exchange under Section 1031 of the Code and that the Assets constitute the relinquished assets (as such term is used in the Code) in such exchange. In order to assist Seller in accomplishing such exchange, Buyer agrees that it shall use its commercially reasonable efforts to ensure that Closing occurs prior to Seller's purchase of replacement assets.

         SECTION 8.2 SELLER'S OBLIGATIONS. At Closing, Seller shall deliver or cause to be delivered to Buyer the following:

                  (a) Bill of Sale and Assignment. Executed counterparts of a Bill of Sale and Assignment relating to the Assets in the form of
         Exhibit 8.2(a) (the "Bill of Sale");

                  (b) Deeds. Special warranty deeds conveying to Buyer the Owned Real Property;

                  (c) Officer's Certificate. The certificate described in
         Section 7.1(c);

                  (d) Evidence of Authorizing Actions. Evidence reasonably satisfactory to Buyer that Seller has taken all action necessary to authorize the execution of this Agreement and the consummation of the transactions contemplated hereby;

                  (e) Opinion of Seller's Counsel. The opinion described in
         Section 7.1(f);

                  (f) Opinion of Seller's FCC Counsel. The opinion described in
         Section 7.1(g);

                  (g) Vehicle Titles. Title certificates to all vehicles included among the Assets, endorsed in blank, and separate bills of sale and other title transfer documentation therefor, as required by the laws of the state or such county in which such vehicles are titled;

                  (h) Possession. Actual possession and operating control of the Systems;

                  (i) Conditions Precedent. To the extent not described above, all items set forth in Section 7.1;

                  (j) Documents and Records. All (i) existing blueprints, schematics, working drawings, plans, specifications, projections, statistics, engineering records, original plant records, System construction and as-built maps relating to the Systems, and (ii) customer lists, files and records used by the Seller in connection with the operation of the Systems, including a list of all pending subscriber hook-ups, disconnects and repair orders, supply orders and any other lists pertinent to the operation of the Systems. Delivery of the foregoing shall be deemed made to the extent such lists, files and records are located as of the Closing Time at any of the offices included in the Owned Real Property or the Leased Real Property;

                  (k) FIRPTA Certificate. An affidavit of Seller, under penalty of perjury, stating Seller's United States taxpayer identification number and that Seller is not a "foreign person" (as defined in the Foreign Investment in Real Property Tax Act and applicable regulations); and

                  (l) Other. Such other documents and instruments as shall be reasonably necessary to effect the intent of this Agreement and consummate the transactions contemplated hereby.

         SECTION 8.3 BUYER'S OBLIGATIONS. At Closing, Buyer shall deliver or cause to be delivered to Seller the following:

                  (a) Purchase Price. The Purchase Price, as adjusted in accordance with Section 2.5 of this Agreement;

                  (b) Bill of Sale. Executed counterparts of the Bill of Sale;

                  (c) Officer's Certificate. The certificate described in
         Section 7.2(c);

                  (d) Evidence of Authorizations. Evidence reasonably satisfactory to Seller that Buyer has taken all action necessary to authorize the execution of this Agreement and the consummation of the transactions contemplated hereby;

                  (e) Buyer's Counsel Opinion. The opinion described in Section 7.2(h);

                  (f) Conditions Precedent. To the extent not described above, all items set forth in Section 7.2; and

                  (g) Other. Such other documents and instruments as shall be reasonably necessary to effect the intent of this Agreement and consummate the transactions contemplated hereby.

                                    ARTICLE 9
                                   TERMINATION

         SECTION 9.1 TERMINATION EVENTS. This Agreement may be terminated and the transactions contemplated hereby may be abandoned as follows:

                  (a) at any time, by the mutual agreement of Buyer and Seller;

                  (b) by either Buyer or Seller upon written notice to the other, if the other is in material breach or default of its respective covenants, agreements, or other obligations herein, or if any of its representations herein are not true and accurate in all material respects when made or when otherwise required by this Agreement to be true and accurate, and such breach, default or failure is not cured within 30 days of receipt of notice that such breach, default or failure exists or has occurred;

                  (c) by either Buyer or Seller upon written notice to the other, if any conditions to its obligations set forth in Sections 7.1 and 7.2, respectively, shall not have been satisfied on or before the Outside Closing Date, for any reason other than a breach or default by such party of its respective covenants, agreements, or other obligations hereunder, or any of its representations herein not being true and accurate when made or when otherwise required by this Agreement to be true and accurate;

                  (d) by Seller if (i) the Marcus Purchase Agreement is terminated for any reason unless such termination is attributable solely to a material breach by Seller of such agreement, or (ii) the Marcus Purchase Agreement has been consummated; or

                  (d) as otherwise provided herein.

         SECTION 9.2 EFFECT OF TERMINATION. If this Agreement shall be terminated pursuant to Section 9.1, all obligations or liabilities of the parties hereunder shall terminate, except for the obligations set forth in Sections 6.6, 9.2, 10.2, 13.1, 13.2, and 13.9. Termination of this Agreement pursuant to Section 9.1(b) shall not limit or impair any remedies that Buyer or Seller may have with respect to a breach or default by the other of its covenants, agreements or obligations hereunder.


                                   ARTICLE 10
                                    REMEDIES

         SECTION 10.1 SPECIFIC PERFORMANCE; REMEDIES CUMULATIVE. Seller and Buyer acknowledge that, if either is in material breach or default of its covenants, agreements or obligations hereunder, the other would be irreparably damaged by such breach or default and that, in addition to the other remedies that may be available at law or in equity, the other party shall be entitled to specific performance of this Agreement and injunctive relief. All rights and remedies under this Agreement are cumulative of, and not exclusive of, any rights or remedies otherwise available, and the exercise of any of such rights or remedies shall not bar the exercise of any other rights or remedies.

         SECTION 10.2 ATTORNEYS' FEES. In the event of any Litigation between Seller and Buyer with respect to this Agreement or the transactions contemplated hereby, the party prevailing under such Litigation shall be entitled, as part of the Judgment rendered in such Litigation, to recover from the other party its reasonable attorneys' fees and costs and expenses in such Litigation.


                                   ARTICLE 11
                                 INDEMNIFICATION

         SECTION 11.1 INDEMNIFICATION BY SELLER. From and after Closing, Seller shall indemnify and hold harmless Buyer from and against any and all Losses arising out of or resulting from:

                  (a) any representations and warranties made by Seller in this Agreement not being true and accurate when made or when required by this Agreement to be true and accurate, except for Losses that relate to any circumstance, act or omission constituting a breach of any representation or warranty by Seller or failure by Seller to comply with any of its covenants, agreements or obligations hereunder of which Buyer has received notice and which Buyer has waived in writing;

                  (b) any breach or default by Seller in the performance of its covenants, agreements, or obligations under this Agreement;

                  (c) any liabilities relating to employees of Seller working for the Systems asserted under any federal, state or local law or regulation or otherwise pertaining to any labor or employment matter arising out of conditions existing or actions or events occurring prior to the Closing Time; and

                  (d) all liabilities and obligations arising out of or relating to the operation of the Systems prior to the Closing Time, including without limitation the Retained Liabilities and Obligations.

         SECTION 11.2 INDEMNIFICATION BY BUYER. From and after Closing, Buyer shall indemnify and hold harmless Seller from and against any and all Losses arising out of or resulting from:

                  (a) any representations and warranties made by Buyer in this Agreement not being true and accurate when made or when required by this Agreement to be true and accurate, except for Losses that relate to any circumstance, act or omission constituting a breach of any representation or warranty by Buyer or failure by Buyer to comply with any of its covenants, agreements or obligations hereunder of which Seller has received notice and which Seller has waived in writing;

                  (b) any breach or default by Buyer in the performance of its covenants, agreements, or obligations under this Agreement;

                  (c)      the Assumed Obligations and Liabilities;

                  (d) any liabilities relating to employees of Seller hired by Buyer pursuant to Section 6.3 arising after the Closing Time asserted under any federal, state or local law or regulation or otherwise pertaining to any labor or employment matter arising out of actions or events occurring subsequent to the Closing Time; and

                  (e) all liabilities and obligations arising out of or relating to the operation of the Systems subsequent to the Closing Time.

         SECTION 11.3 INDEMNIFIED THIRD PARTY CLAIM.

                  (a) If any Person not a party to this Agreement shall make any demand or claim or file or threaten to file or continue any Litigation with respect to which Buyer or Seller is entitled to indemnification pursuant to Sections 11.1 or 11.2, respectively, then within ten days after notice (the "Notice") by the party entitled to such indemnification (the "Indemnitee") to the other (the "Indemnitor") of such demand, claim or Litigation, the Indemnitor shall have the option, at its sole cost and expense, to retain counsel for the Indemnitee (which counsel shall be reasonably satisfactory to the Indemnitee) to defend any such Litigation. If the Indemnitor shall fail to respond within ten days after receipt of the Notice, the Indemnitee may retain counsel and conduct the defense of such Litigation as it may in its reasonable discretion deem proper, at the sole cost and expense of the Indemnitor.

                  (b) The Indemnitee shall provide reasonable assistance to the Indemnitor and provide access to its books, records and personnel as the Indemnitor reasonably requests in connection with the investigation or defense of the indemnified Losses. The Indemnitor shall promptly upon receipt of reasonable supporting documentation reimburse the Indemnitee for out-of-pocket costs and expenses incurred by the latter in providing the requested assistance.

                  (c) With regard to Litigation of third parties for which Buyer or Seller is entitled to indemnification under Sections 11.1 or 11.2, such indemnification shall be paid by the Indemnitor upon: (i) the entry of a Judgment against the Indemnitee and the expiration of any applicable appeal period; (ii) the entry of an unappealable Judgment or final appellate Judgment against the Indemnitee; or (iii) a settlement with the consent of the Indemnitor, which consent shall not be unreasonably withheld, provided that no such consent need be obtained if the Indemnitor fails to respond to the Notice as provided in Section 11.3(a).

         SECTION 11.4 DETERMINATION OF INDEMNIFICATION AMOUNTS AND RELATED MATTERS.

                  (a) Seller's liability under Section 11.1 shall be limited to Losses (excluding those Losses arising from the Retained Liabilities and Obligations) exceeding in the aggregate $419,000 (the "Deductible"), and Seller shall have no liability under Section 11.1 for Losses constituting the Deductible. Seller's liability under
         Section 11.1 shall be limited to Losses not exceeding in the aggregate $4,190,000.

                  (b) In calculating amounts payable to an Indemnitee hereunder, the amount of the indemnified Losses shall be reduced by the amount of any insurance proceeds paid to the Indemnitee for such Losses.

                  (c) Subject to the provisions of Section 11.3, all amounts payable by the Indemnitor to the Indemnitee in respect of any Losses under Sections 11.1 or 11.2 shall be payable by the Indemnitor as incurred by the Indemnitee.

         SECTION 11.5 TIME AND MANNER OF CERTAIN CLAIMS. Except for Retained Liabilities and Obligations and as otherwise provided herein, the representations, warranties and covenants of Buyer and Seller in this Agreement shall survive Closing for a period of eighteen months (the "Survival Period") except for representations, warranties and covenants relating to title and Taxes, which shall survive until the expiration of the applicable statute of limitations, and Buyer's and Seller's rights to make claims dated thereon shall likewise expire and be extinguished on such dates. Neither Seller nor Buyer shall have any liability under Sections 11.1 or 11.2, respectively, unless a claim for Losses for which indemnification is sought thereunder is asserted by the party seeking indemnification by written notice to the party from whom indemnification is sought within the Survival Period. Notwithstanding anything to the contrary herein, if the Closing occurs, neither Buyer nor Seller shall have liability to the other (for indemnification or otherwise) for its breach of or noncompliance with any covenant, agreement or obligation to the extent required to be performed or complied with prior to the date of Closing and to the extent the other party has knowledge of such breach or noncompliance on the date of Closing and has expressly waived such breach or noncompliance in writing.

         SECTION 11.6 OTHER INDEMNIFICATION. The provisions of Sections 11.3 and
11.4 shall be applicable to any claim for indemnification made under any other provision of this Agreement, and all references in Sections 11.3 and 11.4 to Sections 11.1 and 11.2 shall be deemed to be references to such other provisions of this Agreement.

                                   ARTICLE 12
                               RETAINED FRANCHISES


         SECTION 12.1 RETAINED FRANCHISES. Notwithstanding anything to the contrary herein, after satisfaction or waiver (by the party for whose benefit the condition is imposed) of the conditions precedent to Buyer's obligation to close as set forth in Section 7.1 hereof, and to Seller's obligation to close as set forth in Section 7.2 hereof, it is understood and agreed as follows:

                  (a) If the Franchise Renewals or any of the Required Consents for the transfer of the Franchises have not been received by the Closing Date, Buyer and Seller shall consummate the transactions contemplated hereby and any such Franchises (including all Assets used or useful primarily in connection therewith, but excluding all headends, towers, business offices, and other assets and properties which are also used in connection with the operations of other Franchises which are being transferred to Buyer) shall be retained by Seller (the "Retained Franchises"), and shall be subsequently sold by Seller and purchased by Buyer in accordance with the terms of this
         Article 12.

                  (b) Those Franchises (including all Assets used or useful primarily in connection therewith, including all headends, towers, business offices, and other assets and properties used in connection with the operations of such Franchises) with respect to which the Required Consents shall have been obtained shall be sold by Seller and purchased by Buyer at the Closing on the terms and conditions provided for herein.

                  (c) At the Closing, Buyer shall pay to Seller a portion of the Purchase Price to be determined by multiplying the Purchase Price by a fraction (i) the numerator of which shall be the aggregate number of Basic Subscribers served by all of the Franchises except for the Retained Franchises as of the Closing Date and (ii) the denominator of which shall be the number of Basic Subscribers served by all of the Franchises (including the Retained Franchises) as of the Closing Date. The product resulting therefrom, as adjusted pursuant to the final sentence of this Section 12.1(c), shall be the Purchase Price paid at Closing. At the Closing, the adjustments provided for in Section 2.5 hereof shall be made with respect to any Retained Franchise, as if such Retained Franchise were being transferred on the Closing Date.

                  (d) At the Closing, with respect to the Retained Franchises, Buyer shall deliver to Wachovia Bank (the "Retained Franchises Escrow Agent") by wire transfer of immediately available federal funds, an amount (the "Retained Franchises Escrow Amount") equal to the difference between (i) the Purchase Price and (ii) the portion of the Purchase Price to be paid at Closing, to be held in escrow

         (the "Retained Franchises Escrow") pursuant to the terms of an escrow agreement substantially in the form of Exhibit 12.1(d) hereto (the "Retained Franchises Escrow Agreement"). Upon any Retained Franchise Transfer (as hereinafter defined), the Escrow Agent shall pay to Seller an amount determined pursuant to the Retained Franchises Escrow Agreement.

                  (e) For the period after the Closing that the parties agree to and set forth in the Retained Franchises Services Agreement (as hereinafter defined), Buyer and Seller shall use commercially reasonable efforts to obtain any Required Consents or Franchise Renewals which have not been obtained. After the Closing, as Required Consents or Franchise Renewals are received, Seller shall promptly give to Buyer notice of the actual time of transfer of such Retained Franchises (a "Retained Franchises Transfer") with respect to those Retained Franchises for which such Required Consents or Franchise Renewals relate, which Retained Franchises Transfer shall be on the business day immediately following the effective date of the Required Consent or Franchise Renewal, and the parties hereto shall take all commercially reasonable steps necessary or appropriate on their respective parts to proceed with such Retained Franchises Transfer on the terms and conditions provided for herein. During the term between Closing and any Retained Franchises Transfer, the parties shall operate under a services agreement, substantially in the form of Exhibit 12.1(e) attached hereto (the "Retained Franchises Services Agreement"), with respect to the Retained Franchises. At the end of the mutually agreed to period after the Closing (i) Buyer shall have no further obligation hereunder to purchase any Retained Franchises that were not purchased by Buyer at or prior to such time; (ii) Seller shall have no obligation to sell any Retained Franchises that were not purchased by Buyer at or prior to such time; (iii) the funds remaining in the Retained Franchises Escrow shall be distributed in accordance with the terms of the Retained Franchises Escrow Agreement; and (iv) Seller shall retain any Retained Franchises not previously transferred to Buyer.

                  (f) It is understood and agreed that if a headend, tower, business office and other assets and properties serves both Franchises which are being sold at a given time and any of the Retained Franchises, the Assets related to such headend, tower, business office and other assets and properties shall be conveyed to Buyer at the time such Assets are first purchased by Buyer; provided that Buyer shall be required to provide signal services to Seller pursuant to a mutually agreeable signal agreement having the parameters set forth in Exhibit 12.1(f) hereto.

                  (g) The following provisions shall apply to any Retained Franchises Transfer under this Agreement:

                           (i) The conditions precedent set forth in Sections
         7.1 and 7.2 also shall apply at each Retained Franchises Transfer, mutatis mutandis.

                           (ii) Certificates and other documents contemplated by this Agreement shall be delivered in the form and substance provided for in this Agreement, modified as necessary or appropriate to reflect the provisions of this Article 12 and to relate only to the Franchises being transferred at a given time.

                  (h) The parties intend that legal and beneficial ownership and control of, and managerial responsibility for (subject to the Retained Franchises Services Agreement), any Retained Franchises shall remain with Seller and shall not be transferred to Buyer until the applicable Retained Franchises Transfer of such Retained Franchises, which shall take place only if and when all conditions precedent thereto shall have occurred. All pre-Closing covenants herein regarding a Retained Franchise shall continue in full force and effect until the time of the applicable Retained Franchises Transfer.


                                   ARTICLE 13
                                  MISCELLANEOUS

         SECTION 13.1 EXPENSES. Except as otherwise expressly provided in this Agreement, each of the parties shall pay its own expenses and the fees and expenses of its counsel, accountants, and other experts in connection with this Agreement.

         SECTION 13.2 BROKERAGE. Seller shall indemnify and hold Buyer harmless from and against any and all Losses arising from any employment by Seller of, or services rendered to Seller by, any finder, broker, agency, or other intermediary, in connection with the transactions contemplated hereby, or any allegation of any such employment or services (including, but not limited to, any expenses, fees or commissions due HPC Puckett & Company), and Buyer shall indemnify and hold Seller harmless from and against any and all Losses arising from any employment by Buyer of, or services rendered to Buyer by, any finder, broker, agency, or other intermediary, in connection with the transactions contemplated hereby, or any allegation of any such employment or services.

         SECTION 13.3 WAIVERS. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, shall be deemed to constitute a waiver by the party taking the action of compliance with any representation, warranty, covenant or agreement contained herein or in any document delivered pursuant hereto. The waiver by any party hereto of any condition or of a breach of another provision of this Agreement shall not operate or be construed as a waiver of any other condition or subsequent breach. The waiver by any party of any of the conditions precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived.

         SECTION 13.4 NOTICES. All notices, requests, demands, applications, services of process, and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if sent by facsimile transmission, delivered by overnight or other courier service, or mailed, certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:


                  To Seller:        Cable One, Inc.
                                    4742 North 24th Street, Suite 270
                                    Phoenix, AZ  85016
                                    Attn: President
                                    Telecopy:  (602) 468-9216

                           Copies (which shall not constitute notice):

                                    Cable One, Inc.
                                    4742 North 24th Street
                                    Suite 270
                                    Phoenix, AZ  85016
                                    Attn:  Vice President & General Counsel
                                    Telecopy:  (602) 468-0116

                                    Fleischman and Walsh, L.L.P.
                                    1400 Sixteenth Street, NW
                                    Sixth Floor
                                    Washington, DC  20036
                                    Attn:  Stephen A. Bouchard
                                    Telecopy:  (202) 265-5706


                  To Buyer:         Black Creek Communications, Inc.
                                    c/o  Classic Communications
                                    515 Congress Avenue
                                    Suite 2626
                                    Austin, Texas  78701
                                    Attn:  J. Merritt Belisle
                                    Telecopy: (512) 476-5204

                           Copies (which shall not constitute notice):

                                    Winstead Sechrest & Minick, P.C.
                                    100 Congress Avenue, Suite 800
                                    Austin, Texas  78701
                                    Attn:  Cary Ferchill
                                    Telecopy: (512) 370-2841

or to such other address as any party shall have furnished to the other by notice given in accordance with this Section. Such notice shall be effective,
(i) if delivered by courier service or
by facsimile transmission, upon actual receipt by the intended recipient, or
(ii) if mailed, upon the date of delivery as shown on the return receipt therefor.

         SECTION 13.5 ENTIRE AGREEMENT; AMENDMENTS. This Agreement embodies the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect thereto. This Agreement may not be modified orally, but only by an agreement in writing signed by the party or parties against whom any waiver, change, amendment, modification, or discharge may be sought to be enforced.

         SECTION 13.6 BINDING EFFECT; BENEFITS. This Agreement shall inure to the benefit of and will be binding upon the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns. Except as provided below, neither Buyer nor Seller shall assign this Agreement (by transfer of control or otherwise) or delegate any of its duties hereunder to any other Person without the prior written consent of the other. Buyer acknowledges that it is the intention of the Seller to complete a like-kind exchange under Section 1031 of the Code. Buyer agrees to cooperate in effectuating Seller's intent as long as such cooperation does not substantially delay the Closing or cause substantial additional expense to Buyer. Buyer agrees that Seller may assign its right to payment of the Purchase Price under this Agreement to a Qualified Intermediary, and Buyer agrees in such case to make payment of the Purchase Price to the Qualified Intermediary. Buyer further agrees to take other appropriate actions or execute documents, as may reasonably be requested by Seller and as may be required in order to effectuate Seller's intent. Seller agrees that Buyer may assign this Agreement, upon Buyer's receipt of Seller's written consent (such consent not to be unreasonably withheld), to another entity controlling, controlled by, or under common control with Buyer, provided, however, that no such assignment shall release Buyer from its obligations hereunder.

         SECTION 13.7 HEADINGS, SCHEDULES, AND EXHIBITS. The section and other headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement. Reference to Schedules and Exhibits shall, unless otherwise indicated, refer to the Schedules and Exhibits attached to this Agreement, which shall be incorporated in and constitute a part of this Agreement by such reference.

         SECTION 13.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together will be deemed to be one and the same instrument.

         SECTION 13.9 PUBLICITY. Seller and Buyer shall consult with and cooperate with the other with respect to the content and timing of all press releases and other public announcements, and any oral or written statements to Seller's employees concerning this Agreement and the transactions contemplated hereby. Neither Seller nor Buyer shall make any such release, announcement, or statements without the prior written consent of the other, which shall not be unreasonably withheld or delayed; provided, however, that Seller or Buyer may at any time make any announcement required by Legal Requirements so long as such party, promptly upon learning of such requirement, notifies the other of such requirement and consults with the other in good faith with respect to the wording of such announcement.

         SECTION 13.10 GOVERNING LAW. The validity, performance, and enforcement of this Agreement and all transaction documents, unless expressly provided to the contrary, shall be governed by the laws of the State of Delaware without giving effect to the principles of conflicts of law of such state. In accordance with Title 6, Section 2708 of the Delaware Code Annotated, each party hereby submits to the jurisdiction of the courts of Delaware and agrees to be served with legal process from any of such courts. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may have, whether now or in the future, to the laying of venue in, or to the jurisdiction of, any and each of such courts for the purpose of any such suit, action, proceeding or judgment and further waives any claim that any such suit, action, proceeding or judgment has been brought in an inconvenient forum.

         SECTION 13.11 THIRD PARTIES; JOINT VENTURES. This Agreement constitutes an agreement solely among the parties hereto, and, except as otherwise provided herein, is not intended to and will not confer any rights, remedies, obligations, or liabilities, legal or equitable, including any right of employment, on any Person (including but not limited to any employee or former employee of Seller) other than the parties hereto and their respective successors or assigns, or otherwise constitute any Person a third party beneficiary under or by reason of this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the parties hereto partners or participants in a joint venture.

         SECTION 13.12 CONSTRUCTION. This Agreement has been negotiated by Buyer and Seller and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement shall not apply in any construction or interpretation of this Agreement.

         SECTION 13.13 RISK OF LOSS. The risk of any loss or damage to the Assets resulting from fire, theft or any other casualty (except reasonable wear and tear) shall be borne by Seller at all times prior to the Closing Time. In the event that any such loss or damage shall be sufficiently substantial so as to preclude and prevent resumption of normal operations of a material portion of the Systems within twenty days from the occurrence of the event resulting in such loss or damage, Seller shall immediately notify Buyer in writing of its inability to resume normal operations or to replace or restore the lost or damaged property, and Buyer, at any time within ten days after receipt of such notice, may elect by written notice to Seller either to (a) waive such defect and proceed toward consummation of the transaction contemplated by this Agreement in accordance with the terms hereof, or (b) terminate this Agreement. If Buyer elects to so terminate this Agreement, Buyer and Seller shall stand fully released and discharged of any and all obligations hereunder. If Buyer shall elect to consummate the transactions contemplated by this Agreement notwithstanding such loss or damage and does so, the Purchase Price shall be reduced by the amount, mutually acceptable to Buyer and Seller, which is estimated by the parties to equal the out-of-pocket costs and expenses that Buyer incurs to repair or replace, in accordance with cable television industry practices, such lost or damaged property after Closing, and Seller shall retain all insurance proceeds payable as a result of the occurrence of the event resulting in such loss or damage.

         SECTION 13.14 LATE PAYMENTS. If either party fails to pay the other any amounts when due under this Agreement, the amounts due will bear interest from the due date to the date of payment at the annual rate publicly announced from time to time by Citibank, N.A. at its prime rate (the "Prime Rate") plus 3%, adjusted as and when changes in the Prime Rate are made.



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                                      -46-
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         IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the date first written above.



                                      SELLER:

                                      CABLE ONE, INC.


                                      By: /s/ THOMAS O. MIGHT
                                         --------------------------------------
                                           Name:   Thomas O. Might
                                           Title:  President




                                      BUYER:

                                      BLACK CREEK COMMUNICATIONS


                                      By: /s/ J. MERRITT BELISLE
                                         --------------------------------------
                                           Name: J. Merritt Belisle
                                           Title: Chief Executive Officer

                              DISCLOSURE SCHEDULES
                                  AND EXHIBITS



Schedule 2.1(a)            Tangible Personal Property..............................................................
Schedule 2.1(b)            Real Property...........................................................................
Schedule 2.1(c)            Franchises..............................................................................
Schedule 2.1(d)            Licenses................................................................................
Schedule 2.1(e)            Contracts...............................................................................
Schedule 2.2               Excluded Assets.........................................................................
Exhibit 3.2                Noncompetition Agreement................................................................
Schedule 5.3               Consents................................................................................
Schedule 5.4               Liens...................................................................................
Schedule 5.5               Franchises, Licenses and Contracts......................................................
Schedule 5.7               Collective Bargaining Agreements and Employee Benefits, Etc.............................
Schedule 5.8               Litigation..............................................................................
Schedule 5.9               Tax Matters.............................................................................
Schedule 5.10              Compliance with Legal Requirements......................................................
Schedule 5.11              System Information......................................................................
Schedule 5.12              Environmental Matters...................................................................
Schedule 5.19              Bonds; Letters of Credit; Certificates of Insurance.....................................
Schedule 5.20              Rights in Assets........................................................................
Schedule 6.1               Promotions and Marketing Practices......................................................
Schedule 6.4               Changes.................................................................................
Exhibit 7.1(f)             Seller's Counsel Opinion................................................................
Exhibit 7.1(g)             Seller's FCC Counsel Opinion............................................................
Exhibit 7.2(h)             Buyer's Counsel Opinion.................................................................
Exhibit 8.2(a)             Bill of Sale and Assignment.............................................................
Exhibit 12.1(d)            Retained Franchises Escrow Agreement....................................................
Exhibit 12.1(e)            Retained Franchises Services Agreement..................................................
Exhibit 12.1(f)            Parameters of Signed Agreement..........................................................



                                  ATTACHMENT A




KANSAS
------
Abilene
Beloit
Clay Center
Concordia



MISSOURI
--------
Brookfield
Trenton



OKLAHOMA
--------
Fort Sill
Hugo
Idabel
Purcell



TEXAS
-----
Childress
Lampasas
Memphis
Wellington

                     ASSIGNMENT OF ASSET PURCHASE AGREEMENT


         THIS ASSIGNMENT OF ASSET PURCHASE AGREEMENT (the "Assignment") is dated as of June 19, 1998.

        WHEREAS, Black Creek Communications, Inc., a Delaware corporation ("Assignor"), and Cable One, Inc., a Delaware corporation ("Cable One"), entered into an Asset Purchase Agreement dated as of May 14, 1998 (the "Agreement"), involving the purchase of certain cable television systems and related assets in Kansas, Missouri, Oklahoma and Texas;

        WHEREAS, Assignor has deemed it to be in the best interest of Assignor to sell, assign, transfer, and convey to Black Creek Communications, L.P., a Delaware limited partnership, its successors, legal representatives and assigns ("Assignee"), all of the Assignor's right, title and interest in, under and to the Agreement;

        WHEREAS, Cable One has deemed it to be in the best interest of Cable One to consent to the sale, assignment, transfer, and conveyance to Assignee, all of the Assignor's right, title and interest in, under and to the Agreement and pursuant to Section 13.6 of the Agreement written consent of Cable One is required to assign the Agreement;

        WHEREAS, Black Creek Management, L.L.C., the General Partner of Black Creek Communications L.P., and the members of Black Creek Management, L.L.C. ("Assignee's members") deem it to be in the best interest of Assignee for Assignor to sell, assign, transfer, and convey to Assignee all of the Assignor's right, title and interest in, under and to the Agreement;

        NOW, THEREFORE, for and in consideration of One Dollar and other good and valuable consideration, the receipt of which is hereby acknowledged, Assignor does hereby assign to Assignee, and Assignee hereby assumes and undertakes, all of Assignor's right, title, interest and obligations under the Agreement.

        Assignee assumes the Agreement and agrees to perform and observe all of the covenants and conditions contained therein on Assignor's part to be performed and observed.

        Assignor does hereby indemnify and hold harmless Assignee against any and all losses, costs, expenses (including reasonable attorney's fees), penalties, taxes, fines, settlements, damages and judgments arising from Assignor's breach of any covenant or warranty contained in the Agreement.

        All of the terms and conditions set forth herein shall be binding upon and inure to the benefit of the parties and their respective successors in interest and permitted assigns.

        This Assignment may not be changed, modified, discharged, or terminated orally or in any other manner than by an agreement in writing signed by the parties hereto or their respective successors or assigns.

         In the event of any conflict between the terms of this Assignment and the terms of the Agreement, the terms of the Agreement shall control.

        IN WITNESS WHEREOF, the parties have executed this Assignment by their duly authorized representatives, to be effective as of the date first written above.

                                 AGREED AND CONSENTED TO:

                                 CABLE ONE, INC.


                                 By: /s/  THOMAS P. BASINGER
                                    ---------------------------
                                          Thomas P. Basinger
                                          Vice President

                                 ASSIGNOR:

                                 BLACK CREEK COMMUNICATIONS, INC.


                                 By: /s/  BRYAN D. NOTEBOOM
                                    ---------------------------
                                          Bryan D. Noteboom
                                          Secretary

                                 ASSIGNEE:

                                 BLACK CREEK COMMUNICATIONS, L.P.

                                 By:      BLACK CREEK MANAGEMENT, L.L.C.
                                          Its General Partner

                                 By:      CLASSIC CABLE, INC.
                                          Its Managing Member


                                          By: /s/  BRYAN D. NOTEBOOM
                                              -------------------------
                                                   Bryan D. Noteboom
                                                   Secretary

STATE OF TEXAS                      )
COUNTY OF TRAVIS                    )

                  The foregoing instrument was ACKNOWLEDGED before me this 18th day of June, 1998, by Bryan Noteboom, Secretary of Black Creek Communications, Inc., a Delaware corporation, on behalf of said corporation.

         Witness my hand and official seal.

                                  /s/
[ S E A L ]                       ---------------------------------------------
                                  Notary Public in and for the State of Texas



STATE OF ARIZONA                    )
COUNTY OF MARICOPA                  )

                  The foregoing instrument was ACKNOWLEDGED before me this 18th day of June, 1998, by Thomas P. Basinger, Vice President of Cable One, Inc., a Delaware corporation, on behalf of said corporation.

                  Witness my hand and official seal.

                                 /s/
[ S E A L ]                      ----------------------------------------------
                                 Notary Public in and for the State of Arizona


STATE OF TEXAS                      )
COUNTY OF TRAVIS                    )

                  The foregoing instrument was ACKNOWLEDGED before me this 18th day of June, 1998, by Bryan Noteboom, Vice President of Classic Cable, Inc., the Managing Member of Black Creek Management, L.L.C., the General Partner of Black Creek Communications, L.P., a Delaware limited partnership, on behalf of said partnership.

                  Witness my hand and official seal.

                                   /s/
[ S E A L ]                        --------------------------------------------
                                   Notary Public in and for the State of Texas

                                 AMENDMENT NO. 1
                                       TO
                            ASSET PURCHASE AGREEMENT
                               DATED MAY 14, 1998
                                 BY AND BETWEEN
              CABLE ONE, INC. AND BLACK CREEK COMMUNICATIONS, INC.


         This Amendment No. 1 (this "Amendment") to that certain Asset Purchase Agreement dated May 14, 1998 (the "Agreement") by and between CABLE ONE, INC. ("Seller") and BLACK CREEK COMMUNICATIONS, L.P. ("Buyer") is entered into as of this 15th day of July, 1998.

         WHEREAS, Seller and Buyer desire to make certain changes to the Agreement;

         NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, Seller and Buyer agree as follows:

         1. The Agreement shall be amended to address an assignment of the Agreement to Black Creek Communications, Inc. to Black Creek Communications, L.P. The amended introduction shall read:

                  "THIS ASSET PURCHASE AGREEMENT (the "Agreement") was made and entered into as of May 14, 1998 by and between Cable One, Inc., a Delaware corporation ("Seller"), and Black Creek Communications, Inc., a Delaware corporation. On June 19, 1998, Black Creek Communications, Inc., with the written consent of Seller, assigned the Agreement to Black Creek Communications, L.P., a Delaware limited partnership ("Buyer")."

         2. Article 4, BUYER'S REPRESENTATIONS AND WARRANTIES, shall be amended as follows:

                  a. Section 4.1, Organization of Buyer, shall be replaced in its entirety with the following:

                  "Buyer is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite partnership power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities as such activities are currently conducted. Buyer is duly qualified to do business as a foreign partnership and is in good standing in all of the jurisdictions where the Systems are located. Black Creek Management, L.L.C., a duly organized Delaware limited liability company, is the general partner of Buyer."

                  b. Section 4.2, Authority, shall be replaced in its entirety with the following:

                  "Buyer has all requisite partnership power and authority to execute, deliver, and perform this Agreement and consummate the transactions contemplated hereby. The execution, delivery, and performance of the Agreement and the consummation of the transactions contemplated hereby by Buyer have been duly and validly authorized by all necessary partnership action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer, and is the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies."

                  c. Section 4.3, No Conflict; Consents, shall be replaced in its entirety with the following:

                  "Except as will not have a material adverse effect on the ability of Buyer to perform its obligations hereunder, and subject to compliance with the HSR Act, the execution, delivery, and performance by Buyer of this Agreement do not and will not: (i) conflict with or violate any provision of the certificate of limited partnership or partnership agreement of Buyer; (ii) violate any provision of any Legal Requirement; (iii) conflict with, violate, result in a breach of, or constitute a default under any contract, agreement, or understanding to which Buyer is a party or by which Buyer or the assets or properties owned or leased by it are bound or affected; or (iv) require any consent, approval, or authorization of, or filing of any certificate, notice, application, report, or other document with, any Governmental Authority or other Person.

         3. Section 7.2(c), Officer's Certificate, shall be replaced in its entirety with the following:

                  "(c) Partnership Certificate. Seller shall have received a certificate executed by the General Partner of Buyer, dated as of Closing, reasonably satisfactory in form and substance to Seller, certifying that the conditions specified in Sections 7.2(a) and (b) have been satisfied."

         4. Section 8.3(c), Officer's Certificate, shall be replaced in its entirety with the following:

                  "(c) Partnership Certificate. The certificate described in
         Section 7.2(c);

         5. Section 13.4, Notices. Delete the line: "To Buyer: Black Creek Communications, Inc.". Insert the line "To Buyer: Black Creek Communications, L.P."

         6. Except as set forth herein, the Agreement remains in full force and effect without additional modifications.

         7. This Amendment No. 1 shall be deemed effective as of the 15 day of July, 1998.

         EXECUTED as of the date hereinabove written.


                                  SELLER:

                                  CABLE ONE, INC.


                                  By: /s/ THOMAS P. BASINGER
                                     ------------------------------------------
                                  Name:   Thomas P. Basinger
                                       ----------------------------------------
                                  Title:  Vice President
                                        ---------------------------------------


                                  BUYER:

                                  BLACK CREEK COMMUNICATIONS,
                                  L.P.

                                  By:  BLACK CREEK MANAGEMENT, L.L.C.
                                           Its General Partner


                                  By: /s/ BRYAN D. NOTEBOOM
                                     ------------------------------------------
                                  Name:   Bryan D. Noteboom
                                       ----------------------------------------
                                  Title:  Vice President
                                        ---------------------------------------
                                          Finance & Administration
                                        ---------------------------------------